EXHIBIT 99.1

JACK HENRY & ASSOCIATES, INC.
401(k) RETIREMENT SAVINGS PLAN

Plan Document

JACK HENRY & ASSOCIATES, INC.
EMPLOYER
633 W. Hwy. 60
Monett, Missouri
EIN: 43-1128385

Plan No. 003
Effective Date of Restatement: January 1, 2016

	TABLE OF CONTENTS

	ARTICLE I
	DEFINITIONS

	ARTICLE II
	ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	15
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	16
2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	16
2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	16
2.5	RECORDS AND REPORTS	17
2.6	APPOINTMENT OF ADVISERS	17
2.7	INFORMATION FROM EMPLOYER	17
2.8	PAYMENT OF EXPENSES	17
2.9	MAJORITY ACTIONS	17
2.10	CLAIMS PROCEDURE	17

	ARTICLE III
	ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY	18
3.2	EFFECTIVE DATE OF PARTICIPATION	18
3.3	DETERMINATION OF ELIGIBILITY	19
3.4	CESSATION OF ELIGIBILITY	19
3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE	19
3.6	OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE	20

	ARTICLE IV
	CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	20
4.2	PARTICIPANT'S SALARY DEFERRAL ELECTION	22
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	25
4.4	ALLOCATIONS	25
4.5	ACTUAL DEFERRAL PERCENTAGE TEST	27
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST	28
4.7	ACTUAL CONTRIBUTION PERCENTAGE TEST	30
4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST	32
4.9	MAXIMUM ANNUAL ADDITIONS	34
4.10	PLAN‑TO‑PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM DEFINED CONTRIBUTION QUALIFIED PLANS	35
4.11	ROLLOVERS FROM OTHER PLANS	36
4.12	PARTICIPANT DIRECTED INVESTMENTS	37
4.13	ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT	37

	ARTICLE V
	VALUATIONS

5.1	VALUATION OF THE TRUST FUND	39
5.2	METHOD OF VALUATION	39

i

	ARTICLE VI
	DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT	39
6.2	DETERMINATION OF BENEFITS UPON DEATH	39
6.3	DISABILITY RETIREMENT BENEFITS	40
6.4	DETERMINATION OF BENEFITS UPON TERMINATION	40
6.5	DISTRIBUTION OF BENEFITS	42
6.6	DISTRIBUTION OF BENEFITS UPON DEATH	43
6.7	LATEST TIME OF DISTRIBUTION	43
6.8	REQUIRED MINIMUM DISTRIBUTIONS	43
6.9	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	46
6.10	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	47
6.11	IN-SERVICE DISTRIBUTION OF EMPLOYER CONTRIBUTIONS	47
6.12	ADVANCE DISTRIBUTION FOR HARDSHIP	48
6.13	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	49
6.14	DIRECT ROLLOVER	49
6.15	RESTRICTIONS ON DISTRIBUTIONS OF ASSETS TRANSFERRED FROM A MONEY PURCHASE PLAN	50
6.16	CORRECTIVE DISTRIBUTIONS	50

	ARTICLE VII
	AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1	AMENDMENT	50
7.2	TERMINATION	51
7.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	52
7.4	LOANS TO PARTICIPANTS	52

	ARTICLE VIII
	TOP‑HEAVY PROVISIONS

8.1	TOP‑HEAVY PLAN REQUIREMENTS	52
8.2	DETERMINATION OF TOP‑HEAVY STATUS	53

	ARTICLE IX
	MISCELLANEOUS

9.1	PARTICIPANT'S RIGHTS	54
9.2	ALIENATION OF BENEFITS	54
9.3	PLAN COMMUNICATIONS, INTERPRETATION AND CONSTRUCTION	54
9.4	LEGAL ACTION	55
9.5	PROHIBITION AGAINST DIVERSION OF FUNDS	55
9.6	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	56
9.7	INSURER'S PROTECTIVE CLAUSE	56
9.8	RECEIPT AND RELEASE FOR PAYMENTS	56
9.9	ACTION BY THE EMPLOYER	56
9.10	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	56
9.11	APPROVAL BY INTERNAL REVENUE SERVICE	56
9.12	ELECTRONIC MEDIA	57
9.13	PLAN CORRECTION	57

ii

	ARTICLE X
	PARTICIPATING EMPLOYERS

10.1	ADOPTION BY OTHER EMPLOYERS	57
10.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	57
10.3	DESIGNATION OF AGENT	57
10.4	EMPLOYEE TRANSFERS	57
10.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	57
10.6	AMENDMENT	58
10.7	DISCONTINUANCE OF PARTICIPATION	58
10.8	ADMINISTRATOR'S AUTHORITY	58

	ARTICLE XI
	MULTIPLE EMPLOYER PROVISIONS

11.1	ELECTION AND OVERRIDING EFFECT	58
11.2	PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON‑AFFILIATED EMPLOYERS	58
11.3	TOP‑HEAVY APPLIED SEPARATELY	59
11.4	HIGHLY COMPENSATED EMPLOYEE STATUS	59
11.5	SERVICE	59
11.6	REQUIRED MINIMUM DISTRIBUTIONS	59
11.7	COOPERATION AND INDEMNIFICATION	59
11.8	INVOLUNTARY TERMINATION	59
11.9	VOLUNTARY TERMINATION	60

	ARTICLE XII
	EMPLOYER STOCK OWNERSHIP PLAN

12.1	PURPOSE	60
12.2	ESOP ACCOUNT	61
12.3	EFFECT ON OTHER PLAN SECTIONS	61
12.4	DISTRIBUTION IN CASH OR QUALIFYING EMPLOYER SECURITIES	61
12.5	DISTRIBUTION FROM THE ESOP ACCOUNT	61
12.6	DIVERSIFICATION RIGHTS	61
12.7	VOTING EMPLOYER SECURITIES	61
12.8	DIVIDENDS	62

iii

JACK HENRY & ASSOCIATES, INC. 401(K) RETIREMENT SAVINGS PLAN

THIS PLAN, is hereby adopted on the date specified on the signature page, by Jack Henry & Associates, Inc. (herein referred to as the "Employer").

W I T N E S S E T H:

WHEREAS, the Employer heretofore established a Profit Sharing Plan effective July 1, 2002, (hereinafter called the "Effective Date") known as Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its Employees and for the exclusive benefit of its Eligible Employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

NOW, THEREFORE, effective January 1, 2016, except as otherwise provided herein, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends and restates the Plan to provide as follows:

ARTICLE I
DEFINITIONS

1.1    "Account" means any separate notational account established and maintained by the Administrator for each Participant under the Plan. The term "Participant's Account" or "Participant's Account Balance" generally means the sum of all Accounts being maintained for the Participant, which represents the Participant's total interest in the Plan. Section 6.8 contains a definition of "Participant's Account Balance" for purposes of that Section. To the extent applicable, a Participant may have any (or all) of the following notational Accounts:
(a)    the ADP Safe Harbor Contribution Account
(b)    the Elective Deferral Account that shall consist of the sub-Accounts listed below. Unless specifically stated otherwise, any reference to a Participant's Elective Deferral Account will refer to both of these sub-Accounts
(1)    the Pre‑Tax Elective Deferral Account
(2)    the Roth Elective Deferral Account
(c)    the Nonelective Contribution Account
(d)    the Qualified Matching Contribution Account, which does not include ADP Safe Harbor Matching Contributions
(e)    the Qualified Nonelective Contribution Account, which does not include ADP Safe Harbor Nonelective Contributions
(f)    the Rollover Account
(g)    the Transfer Account
(h)    the ESOP Account
1.2    "ACP" means the actual contribution percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ACRs (calculated separately for each Participant in such group). The ACP for each group shall be calculated to the nearest one‑hundredth of one percent.

For purposes of computing an ACP, a Participant is an Eligible Employee who is eligible to receive a Qualified Matching Contribution for a "specific Plan Year". However, if a Participant has no 414(s) Compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ACP of a group.

For purposes of the above paragraph, the term "specific Plan Year" means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year prior to the Plan Year being tested.

1.3    "ACP Test" means the actual contribution percentage test described by Section 4.7.

1.4    "ACR" means the actual contribution ratio of each Participant, that is a ratio (expressed as a percentage) equal to (1) the Contribution Percentage Amounts of such Participant for such Plan Year, to (2) such Participant's 414(s) Compensation for such Plan Year.

The ACR for each Participant shall be calculated to the nearest one‑hundredth of one percent.

1.5    "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.6    "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer. "Administrator" also includes any qualified termination administrator that has assumed the responsibilities of the Administrator in accordance with guidelines set forth by the Department of Labor.

1.7    "ADP" means the actual deferral percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ADRs (calculated separately for each Participant in such group). The ADP for each group shall be calculated to the nearest one‑hundredth of one percent.

For purposes of computing an ADP, a Participant is an Eligible Employee who is eligible to make Elective Deferrals pursuant to Section 4.2 (whether or not a deferral election was made or suspended pursuant to Section 6.12(b) or Section 6.11(e) shall apply.) However, if a Participant has no 414(s) Compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ADP of a group.

For purposes of the above paragraph, the term "specific Plan Year" means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year prior to the Plan Year being tested.

1.8    "ADP Safe Harbor Contribution" means any Employer Contribution required by the Plan as an alternative method of complying with the ADP requirements (as set forth in Code §401(k)(12)), including Traditional Safe Harbor Nonelective Contributions and Traditional ADP Safe Harbor Matching Contributions, as described in Section 4.1(b).

1.9    "ADP Safe Harbor Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from ADP Safe Harbor Contributions. Amounts in the ADP Safe Harbor Contribution Account are subject to the distribution restrictions of Section 4.2(d), except however, distributions from the ADP Safe Harbor Contribution Account are not permitted on account of financial hardship.

1.10    "ADP Safe Harbor Matching Contribution" means any ADP Safe Harbor Contribution that is based on the amount of Elective Deferrals.

1.11    "ADP Safe Harbor Matching Contribution Account" means the portion of the ADP Safe Harbor Contribution Account attributable to ADP Safe Harbor Matching Contributions.

1.12    "ADP Safe Harbor Nonelective Contribution" means any ADP Safe Harbor Contribution other than an ADP Safe Harbor Matching Contribution.

1.13    "ADP Safe Harbor Nonelective Contribution Account" means the portion of the ADP Safe Harbor Contribution Account attributable to ADP Safe Harbor Nonelective Contributions.

1.14    "ADP Safe Harbor Plan Year" means a Plan Year for which an ADP Safe Harbor Contribution is required to be made in accordance with the provisions of Section 4.1(b).

1.15    "ADP Test" means the actual deferral percentage test described by Section 4.5.

1.16    "ADR" means the actual deferral ratio of each Participant, that is a ratio (expressed as a percentage) equal to (1) the amount of Employer contributions actually paid over to the Plan on behalf of such Participant for such Plan Year, to (2) such Participant's 414(s) Compensation for such Plan Year.

For purposes of this definition of ADR, Employer contributions actually paid over to the Plan on behalf of any Participant shall include: (a) any Elective Deferrals (other than Catch-Up Contributions) made pursuant to the Participant's deferral election (including Excess Deferrals of any Highly Compensated Employee), but excluding (1) Excess Deferrals of any Nonhighly Compensated Employee that arise solely from Elective Deferrals made under this Plan or any other plans maintained by the Employer, and (2) Elective Deferrals that are taken into account in the ACP Test set forth in Section 4.7 (provided that the ADP Test is satisfied both with and without the exclusion of these Elective Deferrals); and (b) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions to the extent such contributions are not used to satisfy the ACP Test, as well as any contributions authorized by (and to the extent prescribed by) Section 4.6(c).

For purposes of computing a Participant's ADR, an Eligible Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

The ADR for each Participant shall be calculated to the nearest one‑hundredth of one percent.

1.17    "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code §414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code §414(c)) with the

Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code §414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code §414(o).

1.18    "Affirmative Election" means a salary deferral election submitted by a Participant to the Administrator in accordance with Section 4.2 that provides instructions to defer a specific amount of Compensation (including an affirmative election to defer no amount) as an Elective Deferral Contribution to the Plan. A Participant's Affirmative Election is generally effective as of the first payroll period which follows the payroll period in which the Participant made the Affirmative Election. However, a Participant may make an Affirmative Election which is effective: (a) for the first payroll period in which he or she becomes a Participant if the Participant makes an Affirmative Election within a reasonable period following the Participant's becoming eligible to make Elective Deferrals and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the effective date of the Automatic Contribution Arrangement if the Participant makes an Affirmative Election not later than the Automatic Contribution Arrangement's effective date.

1.19    "Alternate Payee" means an alternate payee pursuant to a qualified domestic relations order that meets the requirements of Code §414(p).

1.20    "Anniversary Date" means the last day of the Plan Year.

1.21    "Annual Additions" means, for purposes of applying the limitations of Code §415, the sum credited to a Participant's Accounts for any Limitation Year of (1) Employer contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated to an individual medical account, as defined in Code §415(l)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued which are attributable to post‑retirement medical benefits allocated to the separate account of a key employee (as defined in Code §419A(d)(3)) under a welfare benefit plan (as defined in Code §419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan.

Annual Additions shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under the Act or under applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court‑approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

Annual Additions shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan (unless required by an applicable regulation); (2) rollover contributions (as described in Code §§401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) repayments of loans made to a Participant from the Plan; or (4) repayments of amounts described in Code §411(a)(7)(B) (in accordance with Code §§411(a)(7)(C)) and 411(a)(3)(D).

1.22    "Automatic Contribution Arrangement" means the Automatic Deferral provisions described by Section 4.13.

1.23    "Automatic Deferral" means the amount (if any) that a Participant is deemed to defer in accordance with an Automatic Contribution Arrangement. The effective date of an Employee's Automatic Deferral will be as soon as practicable after the Employee is subject to Automatic Deferrals described by Section 4.13, consistent with (a) applicable law, and (b) the objective of affording the Employee a reasonable period of time after receipt of the notice to make an Affirmative Election (and, if applicable, an investment election). All Automatic Deferrals constitute Elective Deferrals.

1.24    "Basic Compensation" means, with respect to any Participant and except as otherwise provided herein, such Participant's wages, salaries, fees for professional services and other amounts (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income as well as amounts that would have been received and includible in taxable compensation but for an election under Code §125(a), Code §132(f)(4), Code §402(e)(3), Code §402(h)(1)(B), Code §402(k), or Code §457(b), plus, effective for Compensation Computation Periods beginning on or after January 1, 2009, Military Differential Pay. Compensation shall also include amounts commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation §1.62‑2(c)).

Basic Compensation shall exclude (1) contributions made by the Employer to a plan of deferred compensation (other than elective contributions described in Code §402(e)(3), Code §408(k)(6), Code §408(p)(2)(A)(i), or Code §457(b)) to the extent that the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code §408(k), to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation, (4) amounts realized from the exercise of a non‑qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (5) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (6) other amounts which receive special tax benefits such as premiums for group-term life insurance, or contributions made by the Employer (whether or not under a salary deferral agreement) towards the purchase of any annuity contract described in Code §403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

Basic Compensation for any Self‑Employed Individual (with respect to the Employer maintaining the Plan) shall be equal to such individual's Earned Income.

Basic Compensation shall not include amounts paid as Compensation to a nonresident alien, as defined in Code §7701(b)(1)(B), who is not a Participant in the Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Amounts that would have been received and includible in taxable compensation but for an election under Code §125(a) shall also be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code §125 pursuant to the preceding sentence only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

1.25    "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's interest in the Plan is payable. In addition, Section 6.8 ("Minimum Required Distributions") contains a definition of "designated Beneficiary" for purposes of that Section.

1.26    "Catch‑Up Contribution" means Elective Deferrals made to the Plan by a Catch‑Up Eligible Participant during any taxable year of such Participant that are in excess of:

(a)    a statutory dollar limit on Elective Deferrals or Annual Additions as provided in Code §401(a)(30), Code §402(h), Code §403(b), Code §408, Code §415(c), or Code §457(b)(2) (without regard to Code §457(b)(3)), as applicable;

(b)    a Plan limit on Elective Deferrals which is not a limit provided in (a) above; or

(c)    for Plan Years for which the ADP Test is applicable, then the limit imposed by the ADP Test, in which Excess Contributions would otherwise be distributed pursuant to Section 4.6(b) to a Highly Compensated Employee who is a Catch‑Up Eligible Participant.

Catch‑Up Contributions for a Participant for a Participant's taxable year may not exceed the dollar limit on Catch‑Up Contributions under Code §414(v)(2)(B)(i) for the Participant's taxable year. The dollar limit on Catch‑Up Contributions under Code §414(v)(2)(B)(i) was $5,000 for taxable years beginning in 2006. After 2006, the $5,000 limit is adjusted by the Secretary of the Treasury for cost‑of‑living increases under Code §414(v)(2)(C). Any such adjustments will be in multiples of $500.

1.27    "Catch‑Up Eligible Participant" mean a Participant who:

(a)    is eligible to defer Compensation pursuant to Section 4.2; and

(b)    will attain age 50 or over by the end of the Participant's taxable year.

1.28    "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.29    "Compensation" means a Participant's Basic Compensation, adjusted by this Section, actually paid during the Compensation Computation Period, adjusted as follows:

(a)    excluding Compensation paid before becoming a Participant in the component of the Plan for which Compensation is being used.

(b)    effective for Plan Years beginning on or after July 1, 2007, including the following adjustments for amounts that are paid after a Participant's severance from employment with the Employer.

(1)    Regular pay. Compensation shall include regular pay after severance of employment if paid by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer, and if:

(i)    The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)    The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(2)    Leave cashouts. Compensation shall include post-severance leave cash‑outs paid by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer, and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(3)    Deferred Compensation. Compensation shall include post-severance deferred compensation paid by the later of 2 1/2 months after a Participant's severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's severance from employment with the Employer if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Employer maintaining the Plan, and the amounts are received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(c)    Dollar Limitation. Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost‑of‑living in accordance with Code §401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Compensation Computation Period beginning with or within such calendar year. For any "determination period" of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the "determination period" begins multiplied by the ratio obtained by dividing the number of full months in the short "determination period" by twelve (12). A "determination period" is not less than twelve (12) months solely because a Participant's Compensation does not include Compensation paid during a "determination period" while the Participant was not a Participant in the Plan (or a component of the Plan). In applying any Plan limitation on the amount of matching contributions or any Plan limit on Elective Deferrals which are subject to matching contributions, where such limits are expressed as a percentage of Compensation, the Administrator may apply the Compensation limit under this Section annually, even if the matching contribution formula is applied on any time interval which is less than the full Plan Year, or the Administrator may pro rate the Compensation limit.

(d)    Non-eligible Employee. If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).

(e)    Amendment. If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

(f)    Compensation for Determining Rate of Deferral. If Compensation earned during a Plan Year prior to an Eligible Employee's Effective Date of Participation in any matching contribution component of the Plan is excluded for purposes of determining such matching contribution, then such Eligible Employee's Elective Deferrals during that period shall also be excluded in determining the amount of such matching contribution.

1.30    "Compensation Computation Period" means the Plan Year.

1.31    "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.32    "Contribution Percentage Amounts" means the sum of any Matching Contributions which are ADP Safe Harbor Contributions and are made pursuant to Section 4.1(b) (to the extent such ADP Safe Harbor Contributions Matching Contributions are either subject to the ACP Test or are used to satisfy the ACP Test); Qualified Matching Contributions (to the extent such Qualified Matching Contributions are not used to satisfy the ADP Test) and Qualified Nonelective Contributions (to the extent not used to satisfy the ADP Test), as well as any contributions authorized by (and to the extent prescribed by) Section 4.8(f). In addition, Contribution Percentage Amounts may include Elective Deferrals, provided the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test. Matching contributions which relate to default elective contributions that are distributed under Code §414(w) are not treated as Contribution Percentage Amounts.

1.33    "Custodian" means a person or entity that has custody of all or any portion of the Plan assets.

1.34    "Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedures.

1.35    "Disability" shall retain the same meaning as prior to this restatement, specifically: Total and Permanent Disability shall mean that the Participant is determined to be totally disabled in accordance with the terms of the disability insurance program maintained by the Company, or if no such disability program is maintained, such Participant is determined to be totally disabled by the Social Security Administration. An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than twelve (12) months or can be expected to result in death, certified by a physician selected by or satisfactory to the Company, which prevents the Participant from engaging in any occupation for wages or profit for which the Participant is reasonably fitted by training, education or experience.

1.36    "EACA Notice" means the annual notice that the Administrator must provide to covered Participants a reasonable period prior to the beginning of any Plan Year during which an Eligible Automatic Contribution Arrangement will be in effect. The Administrator is deemed to provide timely notice if the Administrator provides the EACA notice at least 30 days and not more than 90 days prior to the beginning of the Plan Year during which an Eligible Automatic Contribution Arrangement shall be in effect. If (1) an Employee becomes eligible to make Elective Deferrals in the Plan during the Plan Year but after the Administrator has provided the annual notice for that Plan Year; or (2) the Employer adopts a new Plan, the Administrator must provide the EACA notice no later than the date the Employee becomes eligible to make Elective Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice will nonetheless be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date. The EACA notice must provide comprehensive information regarding the Participants' rights and obligations under the Eligible Automatic Contribution Arrangement and must be written in a manner calculated to be understood by the average Participant in accordance with applicable guidance.

1.37    "Early Retirement Date" means the first day of the Plan Year (prior to the Normal Retirement Date) coinciding with or next following the date on which a Participant attains the later of age 55 or completes five (5) Years of Service for vesting with the Employer ("early retirement age"). A Participant shall become fully Vested upon satisfying this requirement if still employed at "early retirement age."

A Participant who separates from service after satisfying any service requirement but before satisfying the age requirement for "early retirement age" and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan (other than any accelerated vesting and allocations of Employer contributions) as though the requirements for "early retirement age" had been satisfied.

1.38    "Earned Income" means with respect to a Self‑Employed Individual, the net earnings from self‑employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income‑producing factor. For this purpose, a self-employed individual means a sole proprietor who owns the entire interest in the Employer or a partner (or member in the case of a limited liability company treated as a partnership or sole proprietorship for federal income tax purposes) who owns more than ten percent (10%) of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Self‑Employed Individual to a qualified Plan to the extent deductible under Code §404. In addition, net earnings shall be determined with regard to the deduction allowed to the Self‑Employed Individual by Code §164(f).

If Compensation is defined to exclude any items of Compensation (other than safe harbor adjustments permitted under the Code §414(s) Regulations or limiting Compensation to periods of Plan participation), then for purposes of determining the Compensation of a Self‑Employed Individual, Earned Income shall be adjusted by multiplying Earned Income by the percentage of total compensation that is included for the eligible Participants who are Nonhighly Compensated Employees. That percentage is determined by calculating the percentage of each Nonhighly Compensated eligible Participant's total Compensation prior to excluding any non-safe harbor adjustments that are included in the definition of Compensation and averaging those percentages.

For purposes of the preceding paragraph, "common law participant" means a Participant who is neither a Highly Compensated Employee nor a Self‑Employed Individual, "includible compensation" means the amount of Compensation taken into account in determining the amount of such contribution for "common law participants," and "total compensation" means the amount of Compensation that would have been taken into account in determining such contribution for "common law participants" if (1) no element of Compensation had been excluded in determining such contribution, and (2) all of the following are included in Compensation: any amount which is contributed by the Employer at the election of the Participant pursuant to a salary deferral agreement and which is not includible in the gross income of the Participant by reason of Code §125, Code §132(f)(4), Code §402(e)(3), Code §402(h)(1)(B), Code §402(k) or Code §457(b), and employee contributions described in Code §414(h)(2) that are treated as Employer contributions.

However, to the extent that the amount of "includible compensation" for "common law participants" includes any amount which is contributed by the Employer at the election of the Participant pursuant to a salary deferral agreement and which is not includible in the gross income of the Participant by reason of Code §125, Code §132(f)(4), Code §402(e)(3), Code §402(h)(1)(B), Code §402(k) or Code §457(b), and employee contributions described in Code §414(h)(2) that are treated as Employer contributions, then those amounts shall be added back to Earned Income after making the adjustment described in the preceding paragraph.

1.39    "Effective Date of the Plan" means July 1, 2002, and the Effective Date of the Restatement means January 1, 2016.

1.40    "Elective Deferral" means any Employer contribution made to the Plan at the election of the Participant in lieu of cash Compensation pursuant to Section 4.2 or by operation of the Plan in accordance with an automatic contribution arrangement. The term "Elective Deferrals" includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. Amounts contributed as a Roth Elective Deferral may not be reclassified as a Pre-Tax Elective Deferral, and amounts that are contributed to the Plan as a Pre-Tax Elective Deferral may not be reclassified as Roth Elective Deferrals.

1.41    "Elective Deferral Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Elective Deferrals. Amounts in the Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(d). The Elective Deferral Account may consist of a Pre-Tax Elective Deferral Account and a Roth Elective Deferral Account. Unless specifically stated otherwise, any reference to a Participant's Elective Deferral Account will refer to both of these sub-Accounts.

1.42    "Eligible Automatic Contribution Arrangement" ("EACA") means an Automatic Contribution Arrangement that is intended to comply as such for purposes of Code §414(w) and that therefore complies with the automatic deferral and notice provisions described in Section 4.13.

1.43    "Eligible Employee" means any Employee, except as provided below, and except as provided in any other particular provision for the limited purposes of such provision (e.g., ADP test). The following Employees shall not be eligible to participate in this Plan:

(a)    Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing.

(b)    An individual shall not be an Eligible Employee if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records and out‑sourced workers, are neither Employees nor Eligible Employees, and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. However, this paragraph shall not apply to partners or other Self‑Employed Individuals unless the Employer treats them as independent contractors.

(c)    Unless or until otherwise provided, Employees who became Employees as the result of a "Code §410(b)(6)(C) transaction" will not be Eligible Employees until the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A Code §410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business that is subject to the special rules set forth in Code §410(b)(6)(C).

(d)    Employees who are Leased Employees.

(e)    Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code §7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.

(f)    Employees who are nonresident aliens (within the meaning of Code §7701(b)(1)(B)) and who receive no earned income (within the meaning of Code §911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code §861(a)(3)).

(g)    Any individual who is in the United States illegally or who is later determined to be in the United States illegally. Upon such determination, any benefits accrued under the Plan shall be forfeited as otherwise provided in accordance with the terms of the Plan.

1.44    "Employee" means any common law employee, Self‑Employed Individual, Leased Employee or other person to the extent that the Code treats such an individual as an employee of the Employer for purposes of the Plan, such as (for certain purposes) any person who is employed by an Affiliated Employer. A Self‑Employed Individual shall be treated as an Employee.

1.45    "Employer" means Jack Henry & Associates, Inc. (also known as the signatory Employer) and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a “C” corporation, with principal offices in the State of Missouri. In addition, where appropriate, the term Employer shall include any Participating Employer.

1.46    "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

(a)    The aggregate Contribution Percentage Amounts actually made on behalf of Participants who are Highly Compensated Employees for such Plan Year and taken into account in computing the numerator of the ACR, over

(b)    The maximum Contribution Percentage Amounts permitted by the ACP Test of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of their ACRs beginning with the highest of such ACRs).

Such determination shall be made after first taking into account corrections of any Excess Deferrals pursuant to Section 4.2 and then taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

1.47    "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Deferrals made on behalf of Participants who are Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of the ADRs beginning with the highest of such ADRs). Excess Contributions shall be treated as an Annual Addition pursuant to Section 1.21.

1.48    "Excess Deferrals" shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant's taxable year and which exceed the dollar limitation under Code §402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code §414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code §402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code §414(v)) for the Participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

1.49    "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.50    "Fiscal Year" means the Employer's accounting year.

1.51    "Forfeiture" means that portion of a Participant's Account that is not Vested, and which becomes a Forfeiture at the time described below:

The earlier of:

(a)    the distribution of the entire Vested portion of the Participant's Account of a Participant who has severed employment with the Employer. For purposes of this provision, if the Participant has a Vested benefit of zero (determined without regard to the Participant's Rollover Account), then such Participant shall be deemed to have received a distribution of such Vested benefit as of the date on which the severance of employment occurs, or

(b)    the last day of the Plan Year in which a Participant who has severed employment with the Employer incurs five (5) consecutive 1‑Year Breaks in Service.

In addition, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provisions of this Plan.

Regardless of the preceding provisions, if a Participant is eligible to share in the allocation of Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the subsequent Plan Year.

For purposes of this Plan, any Forfeiture will be disposed of not later than the end of the Plan Year following the Plan Year in which the Forfeiture occurred.

1.52    "Former Employee" means an Employee who has severed employment with the Employer or an Affiliated Employer.

1.53    "415 Compensation" means the Participant's Basic Compensation during the Compensation Computation Period as adjusted by this Section.

(a)    Post-Severance Pay. Effective for Limitation Years beginning on or after July 1, 2007, 415 Compensation shall include payments paid after severance from employment that, absent a severance from employment, would have been paid to the Employee had the Employee continued in employment with the Employer to the extent that such amounts are described below:

(1)    Post-severance regular pay. 415 Compensation shall include regular pay after severance of employment if the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment.

(2)    Post-severance leave cash-outs. Leave cash-outs shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant's severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued, and such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment.

(3)    Post-severance deferred compensation. In addition, deferred compensation shall be included in 415 Compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant's severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income, and such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the Limitation Year that includes the date of such severance from employment.

(4)    Salary continuation payments for disabled Participants. 415 Compensation shall include amounts paid to a Non-Highly Compensated Participant who is permanently and totally disabled (as defined in Code §22(e)(3)).

1.54    "414(s) Compensation" means 415 Compensation or any other definition of compensation that satisfies the nondiscrimination requirements of Code §414(s) and the Regulations thereunder. For purposes of meeting the ADP Test and ACP Test requirements (including the ADP and ACP safe harbor requirements), the period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. For all other testing purposes the period for determining 414(s) Compensation must be the Plan Year or some other uniform 12-month period ending in the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year (or other 12-month period described in the preceding sentence) in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

1.55    "Highly Compensated Employee" means an Employee described in Code §414(q) and the Regulations thereunder, and generally means any Employee who:

(a)    was a "five percent owner" as described in Section 1.60(b) at any time during the "determination year" or the "look-back year"; or

(b)    for the "look‑back year" had 415 Compensation from the Employer in excess of $80,000 and was in the Top-Paid Group for the "look-back year." The $80,000 amount is adjusted at the same time and in the same manner as under Code §415(d), except that the base period is the calendar quarter ending September 30, 1996.

The "determination year" means the Plan Year for which testing is being performed, and the "look‑back year" means the immediately preceding twelve (12) month period.

In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code §911(d)(2)) from the Employer constituting United States source income within the meaning of Code §861(a)(3) shall not be treated as Employees. If an Employee who is a nonresident alien has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee's U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code §§414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code §414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.56    "Highly Compensated Participant" means, for a particular Plan Year, a Participant who meets the definition of a Highly Compensated Employee in effect for that Plan Year.

1.57    "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to Compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay‑off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation §2530.200b‑2, which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

Each Employee shall be credited with such Employee's actual Hours of Service.

For purposes of this Section, Hours of Service will be credited for employment with any Affiliated Employers. The provisions of Department of Labor regulations §§2530.200b‑2(b) and (c) are incorporated herein by reference.

1.58    "Income" means the gains or losses for the "applicable computation period" allocable to an "excess amount," which amount shall be determined and allocated, at the discretion of the Administrator, using either of the methods set forth in (a) or (b) below:

(a)    Method of allocating Income. The Administrator may use any reasonable method for computing the Income allocable to an "excess amount" for the "applicable computation period," provided that the method is used consistently for all Participants and for all corrective distributions under the Plan for the "applicable computation period," and is used by the Plan for allocating earnings to a Participant's "specific account(s)."

(b)    Alternative method of allocating Income. The Administrator may allocate Income to an "excess amount" for the "applicable computation period" by multiplying the earnings for the "applicable computation period" allocable to the "applicable contributions" taken into account under the test or limitation giving rise to such "excess amount" by a fraction, the numerator of which is the "excess amount" for the Employee for the "applicable computation period," and the denominator of which is the sum of:

(1)    The "specific account(s)" balance(s) taken into account under the test or limitation giving rise to such "excess amount" as of the beginning of the "applicable computation period," and

(2)    Any additional amount of such "applicable contributions" made for the "applicable computation period" to the "specific account(s)."

(c)    For purposes of calculating the Income attributable to Excess Deferrals of Section 4.2(g), the terms "applicable computation period", "applicable contributions", "excess amount", and "specific account(s)" will have the following substitutions:

(1)    The taxable year of the Participant shall be substituted for the "applicable computation period";

(2)    Elective Deferrals shall be substituted for "applicable contributions";

(3)    Excess Deferrals shall be substituted for "excess amount"; and

(4)    The Elective Deferral Account shall be substituted for the "specific account(s)."

(d)    For purposes of calculating the Income attributable to Excess Contributions of Section 4.6(b), the terms "applicable computation period", "applicable contributions", "excess amount", and "specific account(s)" will have the following substitutions:

(1)    The Plan Year shall be substituted for the "applicable computation period";

(2)    Elective Deferrals, and other contributions included in determining the ADR under Section 1.16, shall be substituted for "applicable contributions";

(3)    Excess Contributions shall be substituted for "excess amount";

(4)    The Elective Deferral Account, and, if included in the determination of the ADR under Section 1.16, the Qualified Matching Contribution and/or the Qualified Nonelective Contribution Account(s), shall be substituted for the "specific account(s)."

(e)    For purposes of calculating the Income attributable to Excess Aggregate Contributions of Section 4.8(b), the terms "applicable computation period", "applicable contributions", "excess amount", and "specific account(s)" will have the following substitutions:

(1)    The Plan Year shall be substituted for the "applicable computation period";

(2)    Those contributions described in the definition of "Contribution Percentage Amounts" under Section 1.32 shall be substituted for "applicable contributions";

(3)    Excess Aggregate Contributions shall be substituted for "excess amount";

(4)    The Qualified Matching Contribution Account and Qualified Nonelective Contribution Account shall be substituted for the "specific account(s)."

(f)    Income shall not include earnings for the period between the end of the Plan Year and the date of the distribution ("gap period income") except with respect to the distribution of Excess Contributions and Excess Aggregate Contributions for Plan Years that began on or after January 1, 2006 and prior to January 1, 2008, and with respect to Excess Deferrals that arose in the 2007 taxable year. For any year in which gap period income must be taken into account, the Plan will not fail to use a reasonable method for computing the gap period income merely because the gap period income is determined on a date that is no more than 7 days before the distribution. Gap period income shall be calculated by using either of the methods set forth below:

(1)    Safe harbor method of allocating gap period income. Under this safe harbor method, Income on Excess Contributions and Excess Aggregate Contributions for the "gap period" is equal to 10% of the Income allocable to Excess Deferrals, Excess Contributions or Excess Aggregate Contributions (as applicable) for the Plan Year (or 2007 taxable year in the case of Excess Deferrals) that would be determined under paragraph (b) above (with the appropriate substitutions of paragraph (d) and paragraph (e)), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(2)    Alternative method for allocating Plan Year and gap period income. The Administrator may determine the allocable Income for the aggregate of the Plan Year and the gap period by applying the alternative method provided by paragraph (b) above with respect to the entire period represented by the Plan Year and the gap period, rather than just the Plan Year (or 2007 taxable year in the case of Excess Deferrals).

1.59    "Investment Manager" means any Fiduciary described in Section 2.1(b) and Act §3(38).

1.60    "Key Employee" means an Employee as defined in Code §416(i) and the Regulations thereunder. Generally, any Employee or Former Employee (as well as each of the Employee's or Former Employee's Beneficiaries) is considered a Key Employee if the Employee or Former Employee, at any time during the Plan Year that contains the "determination date" is described in one of the following categories:

(a)    an officer of the Employer (as that term is defined within the meaning of the Regulations under Code §416) having annual 415 Compensation greater than $130,000 (as adjusted under Code §416(i)(1)).

(b)    a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code §318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§414(b), (c), (m) and (o) shall be treated as separate employers.

(c)    a "one percent owner" of the Employer having an annual 415 Compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code §318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code §§414(b), (c), (m) and (o) shall be taken into account.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code §§414(b), (c), (m) and (o) shall be taken into account.

Notwithstanding the foregoing, for purposes of determining Participants who are entitled to the minimum top-heavy contribution, the determination of Key Employees will be made based on the Plan Year (rather than then the Plan Year that contains the "determination date") for which the top-heavy contribution is being made.

1.61    "Late Retirement Date" means a Participant's actual Retirement Date after having reached Normal Retirement Date.

1.62    "Leased Employee" means any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code §414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer.

A Leased Employee shall not be considered an employee of the recipient Employer if: (a) such employee is covered by a money purchase pension plan providing: (1) a non‑integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code §415(c)(3), (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the recipient Employer's nonhighly compensated work force.

1.63    "Limitation Year" means the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. Furthermore, unless there is a change to a new Limitation Year, the Limitation Year will be a twelve (12) consecutive month period. In the case of an initial Limitation Year, the Limitation Year will be the twelve (12) consecutive month period ending on the last day of the initial Plan Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. For Limitation Years beginning on and after July 1, 2007, the Limitation Year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan's Limitation Year, then the Plan is treated as if the Plan had been amended to change its Limitation Year (to end on the date of plan termination).

1.64    "Military Differential Pay" means, for any Plan or Limitation Year beginning after June 30, 2007, any differential wage payments made to an individual that represents an amount which, when added to the individual's military pay, approximates the amount of compensation that was paid to the individual while working for the Employer. Notwithstanding the preceding sentence, for years beginning after December 31, 2008, an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an Employee of the Employer making the payment.

The Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) (or corresponding plan provisions, including, but not limited to, Plan provisions related to the ADP or ACP test) by reason of any contribution or benefit which is based on the differential wage payment. The preceding sentence applies only if all Employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

The Administrator operationally may determine, for purposes of the provisions described in Code §414(u)(1)(C), whether to take into account any Elective Deferrals attributable to differential wages.

1.65    "Nonelective Contribution" means any Employer contribution (including a contribution made at the Employer's discretion) to the Plan other than a Participant's Elective Deferrals, ADP Safe Harbor Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions.

1.66    "Nonelective Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Nonelective Contributions.

1.67    "Nonhighly Compensated Employee" means any Employee who is not a Highly Compensated Employee. However, for purposes of Section 4.5(a) and Section 4.7(a), if the prior year testing method is used, a Nonhighly Compensated Employee shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

1.68    "Nonhighly Compensated Participant" means a Participant who is not a Highly Compensated Employee.

1.69    "Non‑Key Employee" means any Employee or Former Employee (and such Employee's or Former Employee's Beneficiaries) who is not a Key Employee.

1.70    "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age (if the Participant is still employed by the Employer on or after that date).

1.71    "Normal Retirement Date" means the date a Participant attains Normal Retirement Age.

1.72    "1‑Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. However, the Employer may amend the Plan to provide a lesser number of Hours of Service in a Plan amendment for eligibility purposes, vesting purposes, or accrual purposes without adversely affecting the Plan's reliance on the IRS advisory letter. Further, solely for the purpose of determining whether a Participant has incurred a 1‑Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1‑Year Breaks in Service shall be measured on the same computation period.

For purposes of this definition, "authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

Furthermore, for purposes of this definition, "maternity and paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1‑Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for "maternity and paternity leaves of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for "maternity and paternity leaves of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1‑Year Break in Service.

1.73    "Participant" means any Employee or Former Employee who has satisfied the requirements of Sections 3.1 and 3.2 and entered the Plan and is eligible to accrue benefits under the Plan. In addition, the term "Participant" also includes any individual who was a Participant (as defined in the preceding sentence) and who must continue to be taken into account under a particular provision of the Plan (e.g., because the individual has an Account Balance in the Plan).

1.74    "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.12 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

1.75    "Participating Employer" means an Employer who adopts the Plan pursuant to Section 10.1.

1.76    "Plan" means this instrument, including all amendments thereto.

1.77    "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.78    "Pre‑Tax Elective Deferral Account" means the portion of a Participant's Elective Deferral Account that is attributable to Pre‑Tax Elective Deferrals.

1.79    "Pre‑Tax Elective Deferrals" means a Participant's Elective Deferrals that are not includible in the Participant's gross income at the time deferred.

1.80    "Qualified Elective Contribution Account" means the amounts allocated to the Participant attributable to Elective Deferral Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, and ADP Safe Harbor Contributions. Amounts in the Qualified ADP Safe Harbor Contribution Account are nonforfeitable when contributed, and are subject to the distribution restrictions of Section 4.2(d) when contributed.

1.81    "Qualified Matching Contribution" means any Employer contribution (including a contribution made at the Employer's discretion) to the Plan on account of a Participant's Elective Deferrals that are designated as such pursuant to any provision of the Plan. Qualified Matching Contributions may be used to satisfy the ADP Test or the ACP Test. All such contributions shall be allocated to the Qualified Matching Contribution Account and shall be fully vested when made and subject to the restrictions on distributions from that Account when contributed, whether or not such contributions are taken into account in the ADP Test.

1.82    "Qualified Matching Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Qualified Matching Contributions. Amounts in the Qualified Matching Contribution Account are nonforfeitable when contributed and are subject to the distribution restrictions of Section 4.2(d) when contributed.

1.83    "Qualified Military Service" means military service described by Code §414(u). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code §414(u). Furthermore, loan repayments may be suspended under this Plan as permitted under Code §414(u)(4).

1.84    "Qualified Nonelective Contribution" means any Employer contributions to the Plan that are designated as such pursuant to any provision of the Plan. Qualified Nonelective Contributions may be used to satisfy the ADP Test or the ACP Test. All such contributions shall be allocated to the Qualified Nonelective Contribution Account, and shall be fully vested when contributed and subject to the restrictions on distributions from that Account when contributed, whether or not such contributions are taken into account in the ADP Test.

1.85    "Qualified Nonelective Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Qualified Nonelective Contributions. Amounts in the Qualified Nonelective Contribution Account are nonforfeitable when contributed and are subject to the distribution restrictions of Section 4.2(d) when contributed.

1.86    "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.87    "Retirement Date" means the date as of which a Participant retires for reasons other than Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date.

1.88    "Rollover Account" means the separate account established and maintained by the Administrator for each Participant with respect to such Participant's interest in the Plan resulting from amounts that are rolled over from a qualified plan (including this Plan) or Individual Retirement Account in accordance with Section 4.11. Amounts in the Rollover Account are nonforfeitable when made.

A separate accounting shall be maintained with respect to any portion of the Rollover Account that is attributable to voluntary after‑tax employee contributions.

A separate accounting shall be maintained with respect to any portion of the Rollover Account that is attributable to amounts treated as Roth Elective Deferrals.

1.89    "Roth Elective Deferral" means a Participant's Elective Deferrals that are irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election or that are designated as such in accordance with Plan provisions setting forth an Automatic Contribution Arrangement. Roth Elective Deferrals are includible in the Participant's gross income at the time deferred to the Plan.

1.90    "Roth Elective Deferral Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Roth Elective Deferrals. Amounts in the Roth Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(d). No contributions other than Roth Elective Deferrals and earnings thereon shall be credited to the Roth Elective Deferral Account.

1.91    "Self‑Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self‑Employed Individual shall be treated as an Employee.

1.92    "Spouse" means, a spouse as determined under federal tax law.

1.93    "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Disability or retirement.

1.94    "Top‑Heavy Plan" means a plan described in Section 8.2.

1.95    "Top‑Heavy Plan Year" means a Plan Year during which the Plan is a Top‑Heavy Plan.

1.96    "Top‑Paid Group" means the top‑paid group as determined pursuant to Code §414(q) and the Regulations thereunder and generally means the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of 415 Compensation received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees if required pursuant to Code §414(n) or (o). Employees who are nonresident aliens who received no earned income (within the meaning of Code §911(d)(2)) from the Employer constituting United States source income within the meaning of Code §861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of Employees in any year, the following additional Employees may also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top‑Paid Group:

(a)    Employees with less than six (6) months of service;

(b)    Employees who normally work less than 17 1/2 hours per week;

(c)    Employees who normally work less than six (6) months during a year; and

(d)    Employees who have not yet attained age twenty‑one (21).

In addition, if ninety percent (90%) or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top‑Paid Group.

The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code §414(q) definition is applicable. Furthermore, in applying such exclusions, the Employer may substitute any lesser service, hours or age.

1.97    "Total Vested Benefit" means the total Participant's Vested Account balances derived from Employer and Employee Contributions, including rollover contributions, whether Vested before or upon death.

1.98    "Traditional ADP Safe Harbor Contribution" means any ADP Safe Harbor Contribution required by the Plan as an alternative method of complying with the ADP requirements (as set forth in Code §401(k)(12), and as described in Section 4.1(b)).

1.99    "Traditional ADP Safe Harbor Contribution Account" means the portion of the ADP Safe Harbor Contribution Account attributable to all ADP Safe Harbor Contributions. Amounts in the Traditional ADP Safe Harbor Contribution Account are nonforfeitable when made, and are subject to the distribution restrictions of Section 4.2(d), except however, distributions from the Traditional ADP Safe Harbor Contribution Account are not permitted on account of financial hardship.

1.100    "Traditional ADP Safe Harbor Matching Contribution Account" means the portion of the Traditional ADP Safe Harbor Contribution Account attributable to all Traditional ADP Safe Harbor Matching Contributions.

1.101    "Traditional ADP Safe Harbor Nonelective Contribution Account" means the portion of the Traditional ADP Safe Harbor Contribution Account attributable to Traditional ADP Safe Harbor Nonelective Contributions.

1.102    "Transfer Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to or merged into this Plan from a direct plan‑to‑plan transfer in accordance with Section 4.10.

1.103    "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors, effective upon the written acceptance of such person or entity to serve as Trustee.

1.104    "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.105    "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants' Accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, is open for business. Nothing in this Plan requires or implies a uniform Valuation Date for all Accounts; thus certain valuation provisions that apply to an Account that is not valued on each business day will have no application, in operation, to an Account that is valued on each business day.

1.106    "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.107    "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has at least 1,000 Hours of Service. However, the Employer may amend the Plan to provide a lesser number of Hours of Service in a Plan amendment for eligibility purposes, vesting purposes, or accrual purposes without adversely affecting the Plan's reliance on the IRS advisory letter.

A Year of Service for eligibility purposes is not credited until the end of a participation computation period.

For vesting purposes, the computation periods shall be the Plan Year, excluding periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation §2530.203‑2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with any Affiliated Employer shall be recognized commencing with an Employee's first day of employment with the Affiliated Employer. Furthermore, Years of Service with any predecessor employer that maintained the Plan shall be recognized.

In the event the method of crediting service is amended from the elapsed‑time method to the hour‑of‑service method, an Employee will receive credit for Years of Service equal to:

(a)    The number of Years of Service equal to the number of 1‑year Periods of Service credited to the Employee as of the date of the amendment; and

(b)    In the computation period which includes the date of the amendment, a number of Hours of Service (using the Hours of Service equivalency method elected in the Plan) to any fractional part of a year credited to the Employee under this Section as of the date of the amendment.

ARTICLE II
ADMINISTRATION

2.1    POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)    Appointment of Trustee and Administrator. In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Act, the Plan and the Code. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)    Appointment of Investment Manager. The Employer may appoint, at its option, an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide investment direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)    Funding policy and method. The Employer shall establish a funding policy and method, i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. If the Trustee has discretionary authority, the Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a funding policy and method to such discretionary Trustee shall not, however, constitute a directive to the discretionary Trustee as to the investment of the Trust Funds. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)    Review of fiduciary performance. The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day‑to‑day conduct and evaluation, or through other appropriate ways.

2.2    DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3    ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is serving as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4    POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code §401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)    the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)    the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated or is not calculated in accordance with the Plan's contribution or allocation formula. This authority specifically permits the Administrator to settle disputed claims for benefits and any other disputed claims made against the Plan;

(c)    to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(d)    to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(e)    to maintain all necessary records for the administration of the Plan;

(f)    to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(g)    to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(h)    to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(i)    to consult with the Employer and the Trustee regarding the short and long‑term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion) in a manner designed to accomplish specific objectives;

(j)    to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(k)    to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act §404(c) (but only if the Employer intends to comply with Act §404(c)), including, but not limited to, the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

(l)    to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(m)    to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.5    RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6    APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.7    INFORMATION FROM EMPLOYER

The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8    PAYMENT OF EXPENSES

All reasonable expenses of administration may be paid out of the Plan assets unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts (if permitted) and other specialists and their agents, the costs of any bonds required pursuant to Act §412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. In addition, unless specifically prohibited under statute, regulation or other guidance of general applicability, the Administrator may charge to the Account of an individual Participant a reasonable charge to offset the cost of making a distribution to the Participant, Beneficiary, or Alternate Payee. If liquid assets of the Plan are insufficient to cover the fees of the Trustee or the Administrator, then Plan assets shall be liquidated to the extent necessary for such fees. In the event any part of the Plan assets becomes subject to tax, all taxes incurred will be paid from the Plan assets. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.9    MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf. Alternatively, the Administrators may allocate authority amongst themselves in a written document signed by all Administrators.

2.10    CLAIMS PROCEDURE

(a)    Initial claim. Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days (45 days if the claim involves disability benefits and disability is not based on the Social Security Acts) after the application is filed, or such period as is required by applicable law or Department of Labor regulation. Any electronic notification shall comply with the standards imposed by Department of Labor regulation §§2520.104b-1(c)(1)(i), (iii) and (iv) or any subsequent guidance. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

(b)    Claims review. Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days (45 days if the claim involves disability benefits and disability is not based on the Social Security Acts) after receipt of the written notification provided for in Section 2.10. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days (45 days if the claim involves disability benefits and disability is not based on the Social Security Acts) of receipt of the appeal (unless there has been an extension of sixty (60) days (45 days if the claim involves disability benefits and disability is not based on the Social Security Acts) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60‑day period (45 days if the claim involves disability benefits and disability is not based on the Social Security Acts)). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The communication may be written or electronic (provided the electronic communication complies with the standards imposed by Department of Labor regulation §§2520.104b-1(c)(1)(i), (iii) and (iv) or any subsequent guidance). Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.

(c)    Civil action. If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant's or Beneficiary's benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file a civil action under Act §502(a) with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator's final determination.

(d)    Deadline to file claim. To be considered timely under the Plan's claims procedures, a claim must be filed under paragraphs (a) or (b) above within one year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to the claimant for the purpose of applying this deadline.

(e)    Exhaustion of administrative remedies. The exhaustion of the claims procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes: (1) no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Act §502 or Act §510 or under any other provision of law, whether or not statutory, until the claims procedures set forth in subsections (a) and (b) above have been exhausted in their entirety; and (2) in any such legal action all explicit and all implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(f)    Deadline to file action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Act §502 or Act §510 or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of: (1) 30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (2) six months after the claimant has exhausted the claims procedure under this Plan. Knowledge of all facts that the Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

(g)    Administrator discretion; court review. The Administrator and all persons determining or reviewing claims have full discretion to determine benefit claims under the Plan. Any interpretation, determination or other action of such persons shall be subject to review only if it is arbitrary or capricious or otherwise an abuse of discretion. Any review of a final decision or action of the persons reviewing a claim shall be based only on such evidence presented to or considered by such persons at the time they made the decision that is the subject of review.

ARTICLE III
ELIGIBILITY

3.1    CONDITIONS OF ELIGIBILITY

(a)    Eligibility ‑ Elective Deferrals. For the Elective Deferral component and the ADP Safe Harbor Contribution component, any Eligible Employee who has completed one (1) month(s) of service and has attained age 18 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Elective Deferral component and the ADP Safe Harbor Contribution component prior to the Effective Date of the Restatement shall continue to participate in the Elective Deferral component and the ADP Safe Harbor Contribution component provided such Employee is an Eligible Employee.

(b)    Eligibility ‑ ADP Safe Harbor Contributions. For purposes of the ADP Safe Harbor Contribution component, any Eligible Employee who is eligible to make Elective Deferrals pursuant to Section 4.2, whether or not a deferral election was made or suspended pursuant to Section 6.12(b) or Section 6.11(e), shall be eligible to share in the ADP Safe Harbor Contribution.

(c)    Eligibility ‑ Nonelective Contributions. For the Nonelective Contribution component, any Eligible Employee who has completed six (6) months of service and has attained age 18 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Nonelective Contribution component prior to the Effective Date of the Restatement shall continue to participate in the Nonelective Contribution component provided such Employee is an Eligible Employee.

3.2    EFFECTIVE DATE OF PARTICIPATION

(a)    Effective date of participation. An Eligible Employee shall become a Participant effective as of first day of the next payroll period immediately following satisfaction of the eligibility requirements, provided said Employee is still employed as of such date. If an Eligible Employee is not employed as of such date, the Eligible Employee's Effective Date of Participation shall be determined in accordance with Section 3.2(e).

(b)    Latest effective date of participation. Notwithstanding any provision in the Plan to the contrary, an Eligible Employee who has satisfied the minimum age and service requirements of Code §410(a)(1)(A) (including the rule at Code §410(a)(1)(B)(i)) and who is otherwise entitled to participate, will become a Participant no later than the earlier of (1) six (6) months after such requirements are satisfied, or (2) the first day of the first Plan Year after such requirements are satisfied, unless the Employee separates from service before such participation date.

(c)    Ineligible to eligible classification. If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant in a specific component of the Plan, shall go from a classification of an ineligible Employee to an Eligible Employee, such Employee shall become a Participant in such component of the Plan on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered such component of the Plan had the Employee always been an Eligible Employee.

(d)    Eligible to ineligible classification. If an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant in a specific component of the Plan shall go from a classification of an Eligible Employee to an ineligible class of Employees, such Employee shall become a Participant in such component of the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered such component of the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs five (5) consecutive 1-Year Breaks in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5(d).

(e)    Effective date of participation upon reemployment. If an Eligible Employee is not employed on the Effective Date of Participation as described in the preceding provisions of this Section 3.2, but is reemployed before a 5-Year Break in Service, then such Eligible Employee shall become a Participant on the date of reemployment, or, if later, the date that the Employee would have otherwise entered the applicable component of the Plan had the Employee not terminated employment. If such Employee incurs five (5) consecutive 1-Year Breaks in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5(d).

3.3    DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.10.

3.4    CESSATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee with respect to a specific component of the Plan, then such Participant shall continue to Vest in such component of the Plan for each Year of Service completed while an ineligible Employee, until such time as the Participant's Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5    REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)    Rehired Participant/immediate re‑entry. If any Former Employee who had been a Participant is reemployed by the Employer, then the Employee shall become a Participant as of the reemployment date, unless the Employee is not an Eligible Employee, or the Employee does not satisfy the eligibility conditions taking into account prior service to the extent such prior service is not disregarded pursuant to Section 3.5(d) below. If all such prior service is disregarded, then the rehired Eligible Employee shall be treated as a new hire.

(b)    Rehired Eligible Employee who satisfied eligibility. If any Eligible Employee had satisfied the Plan's eligibility requirements but, due to a severance of employment, did not become a Participant, then such Eligible Employee shall become a Participant as of the later of (1) the entry date on which he or she would have entered the Plan had there been no severance of employment, or (2) the date of his or her re‑employment. Notwithstanding the preceding, if the rehired Eligible Employee's prior service is disregarded pursuant to Section 3.5(d) below, then the rehired Eligible Employee shall be treated as a new hire.

(c)    Rehired Eligible Employee who had not satisfied eligibility. If any Eligible Employee who had not satisfied the Plan's eligibility requirements is rehired after a severance from employment, then such Eligible Employee shall become a Participant in the Plan in accordance with the eligibility requirements set forth in Section 3.1 and the entry date requirement set forth in Section 3.2. However, in applying any shift in an eligibility computation period, the Eligible Employee is not treated as a new hire unless prior service is disregarded in accordance with Section 3.5(d) below.

(d)    Rule of parity for eligibility and vesting. In the case of a Former Employee who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of consecutive 1‑Year Breaks in Service will not be taken into account if the number of consecutive 1‑Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre‑break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of a prior period of five (5) consecutive 1‑Year Breaks in Service.

A Former Employee shall participate in the Plan as of the date of reemployment, or if later, as of the date that the Former Employee would otherwise enter the Plan pursuant to Section 3.1 and Section 3.2 taking into account all service not disregarded in this subsection.

(e)    Vesting after five (5) consecutive 1‑Year Breaks in Service. If a Participant incurs five (5) consecutive 1‑Year Breaks in Service, the Vested portion of said Participant's Account attributable to pre‑break service shall not be increased as a result of post‑break service. In such case, separate accounts will be maintained as follows:

(1)    one account for nonforfeitable benefits attributable to pre‑break service; and

(2)    one account representing the Participant's Employer derived account balance in the Plan attributable to post‑break service.

(f)    Buyback provisions. If any Participant severs employment with the Employer and is reemployed by the Employer before five (5) consecutive 1‑Year Breaks in Service, and such Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Participant repays the full amount which had been distributed. The Employer may, on a uniform and nondiscriminatory basis, only require the Participant to repay amounts that relate to the forfeited account. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1‑Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Participant does repay the amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(d), such contribution will first be applied to restore any such Accounts and the remainder shall be allocated in accordance with the terms of the Plan.

If a non‑Vested Participant was deemed to have received a distribution and such Participant is reemployed by the Employer before five (5) consecutive 1‑Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

3.6    OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, or any person who should not have been included as a Participant in the Plan is erroneously included, then the Employer shall apply the principles described by, and take corrective actions consistent with, the IRS Employee Plans Compliance Resolution System ("EPCRS") (see Section 9.13).

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1    FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a)    Salary deferrals. The amount that all Participants' Compensation is reduced pursuant to Section 4.2, which amount shall be Elective Deferrals.

(b)    ADP Safe Harbor Contribution. If prior to (or coincident with) the start of an intended ADP Safe Harbor Plan Year the Plan specifies the ADP Safe Harbor Contribution to be made for the intended Safe Harbor Plan Year and the Employer provides a safe harbor notice (described in Section 4.2(k)(5)) to Participants for each such Plan Year, then the Employer shall contribute, on behalf of each Participant who is eligible to share in the designated ADP Safe Harbor Contribution such ADP Safe Harbor Contribution. All Employers adopting the Plan shall use the same ADP Safe Harbor Contribution method. In determining the amount of any ADP Safe Harbor Contribution, Compensation shall have the same meaning as the definition of "Compensation" provided in Article I, except that for purposes of this subsection, no dollar limit, other than the limit imposed by Code §401(a)(17), applies to the Compensation of a Nonhighly Compensated Employee. Except as provided in Regulation §1.401(k)-3(e), the Plan will fail to satisfy the requirements of Code §§401(k)(12) and §401(k)(13) and this Section for a Plan Year unless such provisions remain in effect for an entire twelve (12) month Plan Year. Thus, the Plan may first implement an ADP Safe Harbor Contribution during a Plan Year so long as the requirements of that Regulation are satisfied (e.g., on the effective date that the Plan first provides for Elective Deferrals, provided such effective date is at least three months prior to the end of the Plan Year).

(1)    Alternative ADP Safe Harbor Formulas. The following alternate ADP Safe Harbor Contribution formulas are set forth so that an Employer may adopt a separate amendment to implement or change to one of the following formulas without affecting reliance on the IRS advisory letter. If one of these formulas is in effect as of the Effective Date of the Restatement, it will be specified in Section 4.1(b)(2).

(i)    Traditional ADP Safe Harbor Basic Matching Contribution. A Basic Matching Contribution equal to the sum of 100% of the amount of the Participant's Elective Deferrals (including Catch-Up Contributions made pursuant to Section 4.2(b)) that are not in excess of 3% of the Participant's Compensation, plus 50% of the amount of the Participant's Elective Deferrals (including Catch-Up Contributions made pursuant to Section 4.2(b)) that exceed 3% of the Participant's Compensation but not in excess of 5% of the Participant's Compensation. The computation period will be the entire Plan Year.

(ii)    Traditional ADP Safe Harbor Enhanced Matching Contribution. An Enhanced Matching Contribution equal to 100% of the Participant's Elective Deferrals (including Catch-Up Contributions made pursuant to Section 4.2(b)) that are not in excess of 5% of the Participant's Compensation. The computation period will be each payroll period.

(iii)    Traditional ADP Safe Harbor Nonelective Contribution. A Nonelective Contribution equal to 3% of the Participant's Compensation for the Plan Year.

(2)    ADP Safe Harbor Contribution Currently In Effect. The Plan shall make the Traditional ADP Safe Harbor Enhanced Matching Contribution described above. Such method shall remain in effect until an amendment is adopted to change or eliminate the ADP Safe Harbor method.

The Enhanced Matching Contribution for a Highly Compensated Employee shall not exceed Five Thousand and No/100 ($5,000.00) Dollars in any Plan Year.

(3)    Aggregation and disaggregation. The rules that apply for purposes of aggregating and disaggregating cash or deferred arrangements and plans under Code §§401(k) and 401(m) also apply for purposes of Code §401(k)(12) (or Code §401(k)(13)) and Code §401(m)(11) (or Code §401(m)(12)).

(4)    Timing of deposit of ADP Safe Harbor Matching Contributions. Unless the computation period for determining the ADP Safe Harbor Matching Contribution is the full Plan Year, then such contributions with respect to a Participant's Elective Deferrals made during a Plan Year quarter must be contributed to the Plan by the last day of the following Plan Year quarter.

(5)    Mid-Year Reduction of ADP Safe Harbor Contribution. The Employer may amend the Plan during a Plan Year to reduce or eliminate ADP Safe Harbor Contribution for such Plan Year, without the loss of reliance on the IRS Advisory Letter, subject to the following conditions.

(i)    An amendment may be made during a Plan Year to reduce or eliminate prospectively ADP Safe Harbor Contribution provided a supplemental notice is given to all eligible Participants explaining the consequences and effective date of the amendment, and that such eligible Participants have a reasonable opportunity (including a reasonable period) to change their Elective Deferral elections. An amendment reducing or eliminating an ADP Safe Harbor Contribution must be effective no earlier than the later of: (i) thirty (30) days after eligible Participants are given the supplemental notice or (ii) the date the amendment is adopted. If the Employer amends the Plan to reduce or eliminate the ADP Safe Harbor Contribution, then except as provided in Code §§ 401(k) and 401(m) and the Regulations thereunder, the Plan is subject to the ADP Test and the ACP Test for the entire Plan Year using current-year testing, and the Employer must also satisfy the provisions of this Section 4.1(b) until the amendment becomes effective.

(ii)    Notwithstanding the preceding, an amendment may be made during a Plan Year to eliminate an ADP Safe Harbor Nonelective Contribution for such Plan Year only in accordance with the provisions of Regulation §§ 1.401(k)-3(g) and 1.401(m)-3(h).

(c)    Qualified Nonelective Contribution. On behalf of each Participant who is eligible to share in the Qualified Nonelective Contribution for the Plan Year, a discretionary Qualified Nonelective Contribution equal to a uniform percentage of each eligible individual's Compensation or 415 Compensation. Such Qualified Nonelective Contribution shall be allocated to the Qualified Nonelective Contribution Account.

(d)    Nonelective Contributions. A discretionary amount, which amount, if any, shall be a Nonelective Contribution.

(e)    Top‑Heavy Contribution. The Employer shall contribute to the Plan the amount necessary to provide the top‑heavy minimum contribution, even if it exceeds the amount that would be deductible under Code §404.

(f)    Form of contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee. The Employer may make its contribution to the Plan in the form of property only if such contribution does not constitute a prohibited transaction under the Code or the Act. The decision to make a contribution of property is subject to the general fiduciary rules under the Act.

(g)    Matching Contribution Formulas. Notwithstanding any provision in the Plan to the contrary, to the extent that Compensation earned prior to a Participant's Effective Date of Participation is excluded in determining the amount to be contributed under any matching contribution formula provided by this Plan, then Elective Deferrals made prior to such Effective Date of Participation shall also be disregarded.

(h)    Union Employees. Regardless of any provision in this Plan to the contrary, Employees whose employment is governed by a collective bargaining agreement between the Employer and "employee representatives" under which retirement benefits were the subject of good faith bargaining shall be eligible to participate in this Plan to the extent of employment covered by such agreement provided the agreement provides for coverage in the Plan. The contributions and allocations under this Plan shall be those set forth in the collective bargaining agreement, which is hereby incorporated by reference. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer. The provisions of this subsection only apply if no more than two percent (2%) of the Employees covered pursuant to the agreement are professionals as defined in Regulation §1.410(b)‑9.

4.2    PARTICIPANT'S SALARY DEFERRAL ELECTION

(a)    Deferral elections. Each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election or, if later, the later of the date the Employer adopts this cash or deferred arrangement or the date such arrangement is first effective. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code §125, Code §132(f)(4), Code §402(e)(3), Code §402(h)(1)(B), Code §402(k) or Code §457(b), and employee contributions described in Code §414(h)(2) that are treated as Employer contributions.

Notwithstanding anything in this Plan to the contrary, the Employer may impose a minimum elective deferral percentage of 1%, or require that any deferral percentage must be expressed as a whole percentage, as an administrative procedure applied on a uniform and consistent basis to all Participants.

The amount that is deferred by a Participant, whether by reason of an Affirmative Election or an Automatic Deferral, shall be subject to the limitations of this Section, shall be an Elective Deferral, and shall be held for such Participant in the Elective Deferral Account.

For purposes of this Section, the annual dollar limitation of Code §401(a)(17) ($200,000 as adjusted) shall not apply except that the Administrator may elect to apply such limit on a prorated basis each payroll period as part of the deferral election procedures established hereunder.

Roth Elective Deferrals. A Participant may elect to have all or a portion of the Participant's Elective Deferrals be Roth Elective Deferrals when contributed to the Plan. These Roth Elective Deferrals are includible in the Participant's gross income at the time deferred and must be irrevocably designated as Roth Elective Deferrals by the Participant. Absent a Participant's affirmative election to have any portion of an Elective Deferral be considered a Roth Elective Deferral, Elective Deferrals shall be treated as Pre‑Tax Elective Deferrals.

Automatic deferral election procedures. Participants who fail to make an Affirmative Election shall have Automatic Deferrals made on their behalf in accordance with the Plan's Automatic Contribution Arrangement.

(b)    Catch‑Up Contributions. Notwithstanding anything in the Plan to the contrary, each Catch‑Up Eligible Participant shall be eligible to make Catch‑Up Contributions during the Participant's taxable year in accordance with, and subject to the limitations of, Code §414(v). Such Catch‑Up Contributions are not subject to the limits on Annual Additions under Code §415(c), are not counted in the ADP Test of Section 4.5(a), are not counted in determining the minimum allocation required in a Top-Heavy Plan during a Top-Heavy Plan Year under Code §416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is a Top-Heavy Plan), and are not taken into account under the limit on Elective Deferrals under Code §402(g). Catch‑Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period not to exceed the applicable dollar limit under Code §414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §401(k)(3), Code §401(k)(12)), Code §416 or Code §410(b), as applicable, by reason of the making of such Catch‑Up Contributions.

(c)    Full vesting. Each Participant's Elective Deferral Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

(d)    Distribution restrictions. Notwithstanding anything in the Plan to the contrary, amounts (including any offset of loans) held in the Participant's Elective Deferral Account may not be distributed except as authorized by other provisions of this Plan, but in no event may such amounts be distributed earlier than:

(1)    a Participant's death, disability or other severance of employment;

(2)    a Participant's attainment of age 59 1/2;

(3)    the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if the plan is an employee stock ownership plan (as defined in Code §4975(e)(7) or Code §409(a)), a simplified employee pension plan (as defined in Code §408(k)), a SIMPLE IRA plan (as defined in Code §408(p)), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §457(b) or Code §457(f). Furthermore, if at all times during the 24‑month period beginning 12 months before the date of the Plan's termination, fewer than 2% of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. Distributions from the terminating Plan may only be made in lump sum distributions, pursuant to and defined in Regulation §1.401(k)‑1(d)(4)(ii);

(4)    the proven financial hardship of a Participant, subject to the limitations of Section 6.12.

(5)    the Participant's call to active duty after September 11, 2001, because of the Participant's status as a member of a reserve component, for a period of at least 180 days or for an indefinite period, i.e., a Qualified Reservist Distribution within the meaning of Section 6.11(f).

(6)    a Participant's service in the uniformed services while on active duty for a period of at least 30 days, i.e., a "deemed distribution" within the meaning of Section 6.11(e).

(7)    a federally declared disaster, where resulting legislation authorizes such a distribution.

(e)    Suspension due to hardship or deemed severance. In the event a Participant has received a hardship distribution pursuant to Regulation §1.401(k)‑1(d)(3)(iv)(E)(2) from this Plan or any other plan maintained by the Employer, or has received a distribution on account of deemed severance on account of Qualified Military Service from this Plan or any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Elective Deferrals contributed to the Plan for a period of six months following the receipt of the distribution and the provisions of Section 6.12(b) and Section 6.11(e) shall apply.

(f)    Deferrals limited to Code §402(g) dollar limit. A Participant's "elective deferrals" made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the dollar limitation. For this purpose, "elective deferrals" means, with respect to a calendar year, the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code §401(k), any salary deferral simplified employee pension (as defined in Code §408(k)(6)), any SIMPLE IRA plan described in Code §408(p), any eligible deferred compensation plan under Code §457, any plans described under Code §501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code §403(b) pursuant to a salary deferral agreement. "Dollar limitation" shall mean the dollar limitation contained in Code §402(g) in effect for the Participant's taxable year beginning in such calendar year. In the case of a Participant aged 50 and over by the end of the taxable year, the "dollar limitation" described in the preceding sentence shall be adjusted to include the amount of Elective Deferrals that may be treated as Catch-Up Contributions. The "dollar limitation" contained in Code §402(g) was $15,000 for taxable years beginning in 2006. After 2006 the $15,000 limit is adjusted by the Secretary of the Treasury for cost‑of‑living increases under Code §402(g)(4). Any such adjustments will be in multiples of $500.

(g)    Assigning Excess Deferrals to this Plan. If a Participant's Elective Deferrals under this Plan together with any elective deferrals (as defined in Regulation §1.402(g)‑1(b)) under another qualified cash or deferred arrangement (as described in Code §401(k)), a simplified employee pension (as described in Code §408(k)(6)), a simple individual retirement account plan (as described in Code §408(p)), a salary deferral arrangement (within the meaning of Code §3121(a)(5)(D)), or a trust described in Code §501(c)(18) cumulatively exceed the "dollar limitation" described in the subsection 4.2(f) of this Section, for such Participant's taxable year, then the Participant may assign to this Plan any Excess Deferrals made during a taxable year of the Participant by notifying the Administrator in writing on or before March 1 following the close of the Participant's taxable year, of the amount of the Excess Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.

Notwithstanding any other provision of the Plan to the contrary, the Administrator may direct the Trustee to distribute such Excess Deferrals, plus any Income allocable to such Excess Deferrals, to the Participant not later than the first April 15th following the close of the Participant's taxable year. Such a distribution may be made to a Participant to whose account Excess Deferrals were assigned for the preceding year or/and who claims Excess Deferrals for such taxable year or calendar year. Any distribution of less than the entire amount of Excess Deferrals and Income shall be treated as a pro rata distribution of Excess Deferrals and Income. The amount of the distribution shall not exceed the Participant's Elective Deferrals under the Plan for the taxable year (and any Income allocable to such Excess Deferrals). If a distribution of Excess Deferrals is to be made on or before the last day of the Participant's taxable year, then each of the following conditions must be satisfied:

(1)    the distribution must be made after the date on which the Plan received the Excess Deferrals; and

(2)    the Participant shall designate the distribution as Excess Deferrals (unless the Participant is deemed by the Plan to have notified the Plan as described above); and

(3)    the Plan must designate the distribution as a distribution of Excess Deferrals; and

(4)    for any years in which a Participant makes both Roth Elective Deferrals and Pre‑Tax Elective Deferrals, the distribution of any Excess Deferrals for such year shall be made, as operationally determined by the Administrator, from the Participant's Pre‑Tax Elective Deferral Account or Participant's Roth Elective Deferral Account.

Any distribution made pursuant to this Section shall be made first from unmatched Elective Deferrals and thereafter, from Elective Deferrals which are matched.

Matching Contributions that relate to Excess Deferrals (regardless of whether such Excess Deferrals are Pre-Tax Elective Deferrals or Roth Elective Deferrals) which are distributed pursuant to this Section 4.2(g) shall be treated as a Forfeiture.

(h)    Coordination with ADP Test. Notwithstanding Section 4.2(g) above, a Participant's Excess Deferrals shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6 for the Plan Year beginning with or within the taxable year of the Participant.

(i)    Segregation. Elective Deferrals made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short‑term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(j)    No conditions to receive Elective Deferrals. Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the Elective Deferrals made by the Employer for the year of termination without regard to the Hours of Service credited.

(k)    Procedures to implement deferral elections. The Employer and the Administrator may adopt a procedure to implement the salary deferral elections provided for herein. If such procedure is adopted, then the procedure shall include (but shall not be limited to) the following:

(1)    A Participant may make an initial salary deferral election. The Participant shall make such an election by entering into a salary deferral agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary deferral agreement by the Administrator in accordance with the provisions of this Section (or as soon thereafter as practical), shall not have retroactive effect, and shall remain in force until revoked or suspended in accordance with Section 6.12(b) or Section 6.11(e), or until such time as may be indicated on such agreement, or at the time established by the Employer's deferral policies and procedures (including any policies and procedures that are set forth in the remaining provisions of this Section).

(2)    A Participant may modify a prior salary deferral election at any time by filing a new election with the Administrator (in accordance with procedures established by the Administrator) within a reasonable time before the pay period for which such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked, or until such time as may be indicated on such agreement or at the time established by the Employer's deferral policies and procedures (including any such policies and procedures that are set forth in the remaining provisions of this Section).

(3)    A Participant may elect to prospectively revoke the Participant's salary deferral agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period (or as soon thereafter as practical).

(4)    The provisions of this Section shall be superseded by and interpreted consistently with any current Automatic Contribution Arrangement described by Section 4.13.

(5)    The Employer, at least thirty (30) days, but not more than ninety (90) days (or some other reasonable period), before the later of the beginning of any ADP Safe Harbor Plan Year (or the initial effective date of the ADP Safe Harbor arrangement), will provide each Participant who is eligible for the ADP Safe Harbor Contribution a comprehensive notice, which notice is hereby incorporated by reference and made a part of the Plan, of the Employee's rights and obligations under the Plan, written (or in such other form as permitted by the Internal Revenue Service) in a manner calculated to be understood by the average Employee. If such an Employee becomes eligible after the ninetieth (90th) day before the beginning of the Plan Year and does not receive the notice for that reason, then the notice must be provided no more than ninety (90) days before the Employee becomes eligible but not later than the date the Employee becomes eligible. In addition to any other election periods provided under this Section, each such Employee may make or modify a salary deferral election during the thirty (30) day period immediately following receipt of the notice described above.

Alternatively, for any Plan Year in which the current-year ADP testing method is in effect, the Employer may reserve the right to make the ADP Safe Harbor Nonelective Contribution described in Section 4.1(b) for such Plan Year by distributing a Notice prior to the start of such Plan Year at the time and in the manner described in the preceding paragraph. In the event that the Employer subsequently chooses during the Plan Year described by the Notice to make the ADP Safe Harbor Nonelective Contribution described in such Notice, the Employer shall provide a supplemental Notice to Participants advising them that the Employer will amend the Plan to provide such contribution for that Plan Year, and must amend the Plan no less than 30 days prior to the end of the Plan Year to replace the current-year ADP Test with the ADP Safe Harbor Nonelective Contribution for that year.

(6)    Any notices or required actions under this subsection may be provided or made in accordance with Section 9.12.

(7)    Regardless of the definition of Compensation shown in Article I, the Administrator may adopt a uniform policy, for purposes of determining the amount of a Participant's Elective Deferrals, of disregarding some or all items of Compensation which are not regularly paid in cash or cash equivalents to the Participant, such as premiums for group-term life insurance. In addition, Participants' deferral election forms may optionally provide a separate election, or for no elections permitted, or for a default deferral percentage of 0%, with respect to all or a portion of Compensation that is not paid on a per-payroll-period basis (e.g., bonuses, commissions, etc.), and may optionally provide that a Participant's failure to make any such separate election shall result in no deferral being made from such irregular Compensation.

(l)    Procedure to escalate Affirmative Elections. Notwithstanding the preceding provisions of this Section 4.2, the amount that a Participant affirmatively elects to defer shall be automatically increased by the Employer.

(1)    Escalation amount and timing. The percentage elected by a Participant on his or her Affirmative Election shall be increased by 1% of Compensation as of each escalation date, up to a maximum of 10%. The escalation date shall be the anniversary date of the Participant's enrollment date each year, except that no escalation shall occur until the second such escalation date.

4.3    TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

Unless otherwise provided by a particular provision of the Plan, or by contract or law, the Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, then the Employer will designate to the Administrator the Plan Year for which the Employer is making its contribution.

4.4    ALLOCATIONS

(a)    Separate accounting. The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to a particular Account of each such Participant as set forth herein.

(b)    Allocation of contributions. The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)    Elective Deferrals. With respect to the Elective Deferrals made pursuant to Section 4.1(a), to each Participant's Elective Deferral Account.

(2)    ADP Safe Harbor contributions. With respect to any ADP Safe Harbor Contribution made pursuant to Section 4.1(b), to each Participant's ADP Safe Harbor Matching Contribution Account (if a Basic or Enhanced Matching Contribution is made) or ADP Safe Harbor Nonelective Contribution Account (if a Nonelective Contribution is made).

(3)    Qualified Nonelective Contributions. With respect to the Qualified Nonelective Contribution made pursuant to Section 4.1(c), to each Participant's Qualified Nonelective Contribution Account in accordance with Section 4.1(c).

The Employer may limit such Qualified Nonelective Contributions only to Participants who are Nonhighly Compensated Employees and/or Non-Key Employees. In addition, the Employer may condition such Qualified Nonelective Contributions only to Participants who have completed a Year of Service (or portion thereof) during the Plan Year and/or who are employed on the last day of the Plan Year.

(4)    Nonelective Contributions. With respect to the Nonelective Contribution made pursuant to Section 4.1(d), to each Participant's Nonelective Contribution Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

(5)    Entitlement to Nonelective Contribution. Only Participants who have completed a Year of Service during the Plan Year and are employed on the last day of the Plan Year shall be eligible to share in the Nonelective Contribution made pursuant to Section 4.1(d) for the year.

(6)    Waiver of conditions to share in Nonelective Contributions. Notwithstanding the foregoing, Participants who are not employed on the last day of the Plan Year due to death, Disability or initial retirement on or after the Participant's Retirement Date shall share in the allocation of Nonelective Contributions and Forfeitures for that Plan Year.

(c)    Usage of Forfeitures. On or before each Anniversary Date, any Forfeitures may be made available to reinstate previously forfeited Account balances of Participants, if any, in accordance with Section 3.5(f), and any remaining Forfeitures may be used to satisfy any contribution that may be required pursuant to Section 3.76 or 6.10, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated in the following manner:

(1)    Forfeitures attributable to Nonelective Contributions made pursuant to Section 4.1(d) shall be added to any Nonelective Contributions for the Plan Year and allocated among the Participants' Nonelective Contribution Accounts in the same manner as any Nonelective Contribution.

(d)    Minimum required allocation to those not otherwise eligible to share. For any Top‑Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum required allocation of Section 4.4(h) if eligible pursuant to the provisions of Section 4.4(k).

(e)    Allocation of earnings. As of each Valuation Date before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's nonsegregated accounts bear to the total of all Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.12.

(f)    Incoming transfers. Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(g)    Incoming rollovers. Participants' Rollover Contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(h)    Minimum required allocation for Top‑Heavy Plan Years. Notwithstanding the foregoing, for any Top‑Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's 415 Compensation (reduced by contributions and Forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a required aggregation group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top‑Heavy Plan Year is less than three percent (3%) of each Key Employee's 415 Compensation and (2) this Plan is not required to be included in an aggregation group to enable a defined benefit plan to meet the requirements of Code §401(a)(4) or Code §410, then the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of any Key Employee (after taking into account contributions and Forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a required aggregation group). However, in determining whether a Non‑Key Employee has received the minimum required allocation, such Non‑Key Employee's Elective Deferrals and any other elective deferrals under any 401(k) plan in the aggregation group shall not be taken into account. The minimum allocation required (to the extent required to be nonforfeitable under Code §416(b)) may not be forfeited under Code §411(a)(3)(B) or Code §411(a)(3)(D).

However, no minimum required allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code §412 included with this Plan in a required aggregation group, if the other defined contribution plan subject to Code §412 satisfies the minimum required allocation.

(i)    Top‑Heavy contribution allocation. For purposes of the minimum required allocation set forth above, the percentage allocated to the Account of any Key Employee who is a Participant shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) and Forfeitures allocated on behalf of such Key Employee for the Plan Year divided by the 415 Compensation for such Key Employee for the Plan Year.

(j)    Matching contributions used to satisfy top‑heavy contribution. Qualified Matching Contributions (and ADP Safe Harbor Matching Contributions within the meaning of Section 1.8) shall be taken into account for purposes of satisfying the minimum required allocation of Code §416(c)(2) and Section 4.4(h). The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum required allocation shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum required allocation shall be treated as Matching Contributions for purposes of the ACP Test and other requirements of Code §401(m).

(k)    Participants eligible for top‑heavy allocation. For any Top‑Heavy Plan Year, the minimum required allocation set forth above shall be allocated to the Nonelective Contribution Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year regardless of the Non-Key Employee's level of Compensation, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Deferrals to the Plan; or (3) failed to receive an allocation of Employer contributions merely because the Participant's Compensation was less than a stated amount.

(l)    Delay in processing transactions. Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(m)    ERISA recapture account. The Administrator in its discretion may use an "ERISA recapture Account" to pay non-settlor Plan expenses and may allocate funds in the Account (or excess funds therein after payment of Plan expenses) as earnings or as otherwise permitted by applicable law. The Administrator will exercise its discretion in a reasonable, uniform and nondiscriminatory manner. An "ERISA recapture Account" is an account designated to receive amounts which a Plan service provider receives in the form of 12b-1 fees, sub-transfer agency fees, shareholder servicing fees or similar amounts (also known as "revenue sharing"), which are received by the service provider from a source other than the Plan and which the service provider may remit to the Plan.

(n)    Late trading and market timing settlement. In the event the Plan becomes entitled to a settlement from a mutual fund or other investment relating to late trading, market timing or other activities, the Administrator will allocate the settlement proceeds to Participants and Beneficiaries in accordance with Department of Labor Field Assistance Bulletin 2006-01 or other applicable law.

4.5    ACTUAL DEFERRAL PERCENTAGE TEST

(a)    ADP Test. The ADP for Highly Compensated Employees who are Participants for each Plan Year and the ADP for Nonhighly Compensated Employees who are Participants for each Plan Year (or for the preceding Plan Year if the prior year testing method is used) shall satisfy one of the following tests:

(1)    The ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 1.25, or

(2)    The ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) by more than two percentage points. Furthermore, the ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 2.

For the first Plan Year that the Plan permits any Participant to make Elective Deferrals and this Plan is not a successor plan or is otherwise prohibited from using such provisions pursuant to Regulation §1.401(k)‑2(c)(2), for purposes of the foregoing ADP Test, the prior year's ADP for the group of Nonhighly Compensated Employees who are Participants shall be deemed to be three percent (3%), and this shall be treated as an election to use the prior‑year method for that first Plan Year. Subsequent Plan Years shall be governed by the specification of testing method below.

(b)    Prior Year test upon this restatement. Notwithstanding the above, if the prior year test method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants for the first Plan Year of this amendment and restatement, then the ADP for the group of Nonhighly Compensated Employees who are Participants for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c)    Participant regardless of deferral election. For the purposes of Sections 4.5(a) and 4.6, a Participant shall be any Employee eligible to make a deferral election pursuant to Section 4.2 at any point during the Plan Year, whether or not such deferral election was made or suspended pursuant to Section 6.12(b) or Section 6.11(e).

(d)    Aggregation with other plans. In the event this Plan satisfies the requirements of Code §401(a)(4), Code §401(k), or Code §410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer's Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(k)‑2(c)(4), then any adjustments to the Nonhighly Compensated Employees' ADP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code §401(k) only if they have the same Plan Year and use the same ADP Testing method.

(e)    ADP of Highly Compensated Employee in multiple plans. For the purposes of this Section, the ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Deferrals for purposes of the ADP Test) allocated to the Participant's accounts under two or more cash or deferred arrangements described in Code §401(k) of the Employer or an Affiliated Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single cash or deferred arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or an Affiliated Employer that have different plan years, then all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code §401(k) or Code §410(b).

(f)    ADP Testing method. Except as provided above with respect to the first Plan Year, for the purpose of this Section, when calculating the ADP for the group of Nonhighly Compensated Employees who are Participants, the prior year testing method shall be used. Once the current year testing method has been elected, then the Employer may elect to use the prior year testing method for a Plan Year only if the Plan has not used the prior year testing method for each of the preceding five Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing method and a plan using current year testing method and the change is made within the transition period described in Code §410(b)(6)(C)(ii). An election to make ADP safe harbor contributions for a Plan Year (or any Plan provision that reserves the right to adopt a Safe Harbor Nonelective Contribution during a Plan Year) will be treated as an election to use current-year testing for that Plan Year.

(g)    Otherwise excludable Employee and early participation rules. Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each "plan" within the meaning of Regulation §1.401(k)‑1(b)(4)(iv). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code §410(b) provided such date is applied on a consistent and uniform basis to all Participants. Alternatively, the provisions of Code §401(k)(3)(F) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the greatest minimum age and service requirements of Code §410(a)(1)(A).

(h)    ADP Test does not apply when ADP Safe Harbor applies. Notwithstanding the above, for any Plan Year that the Employer is required to make an ADP Safe Harbor Contribution, the provisions of this Section of the Plan shall not apply.

(i)    ADP Test does not apply when ADP Safe Harbor fails. In accordance with Regulation 1.401(k)-1(e)(7), it is impermissible for the Employer to use the ADP Test for a Plan Year in which it is intended for the Plan (through its written terms) to be an IRS §401(k) safe harbor plan and the Employer fails to satisfy the requirements of such safe harbor for the Plan Year. (In the event of such failure, Section 9.13 applies.)

(j)    Timing of deposits and allocations. For purposes of determining the ADP Test, only Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions ("elective contributions") that are allocated within the Plan Year being evaluated shall be considered. For purposes of determining if the requirements of an ADP Safe Harbor are satisfied, only ADP Safe Harbor Contributions that are allocated within the Plan Year being evaluated shall be considered. For this purpose, an elective contribution described in this subsection is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.

(k)    Targeted Qualified Nonelective Contributions. Notwithstanding the preceding, Qualified Nonelective Contributions cannot be taken into account in determining the ADR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee's 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an ACP Test under Regulation §1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation §1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under this Section). For purposes of this subsection:

(1)    The Plan's "representative contribution rate" is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)    The "applicable contribution rate" for an eligible Nonhighly Compensated Employee is the sum of the Qualified Matching Contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee's 414(s) Compensation for the same period.

Restriction on Qualified Matching Contributions. Qualified Matching Contributions may only be used to calculate the ADP to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account for ACP Test purposes under the rules of Regulation §1.401(m)‑2(a)(5)(ii).

Restrictions of Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the ADP to the extent such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulation §1.401(k)‑3, Regulation §1.401(m)‑3 or Regulation §1.401(k)‑4. Thus, for example, Matching Contributions that are made pursuant to Regulation §1.401(k)‑3(c) cannot be taken into account under the ADP Test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation §1.401(k)‑2(c), then Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(l)    ADP when no Nonhighly Compensated Employees. If, for the applicable year for determining the ADP of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees, then the Plan is deemed to satisfy the ADP Test for the Plan Year.

4.6    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST

(a)    Authority to correct. In the event that the initial allocations of the Elective Deferrals made pursuant to Section 4.2 do not satisfy the ADP Test set forth in Section 4.5(a), the Administrator shall implement some or all of the provisions of this Section in order to correct such failure.

(b)    Corrective action. The Participant who is the Highly Compensated Employee having the largest dollar amount of Elective Deferrals shall have a portion of such Participant's Elective Deferrals first treated as Catch-Up Contributions and then distributed until the amount of such Participant's remaining Elective Deferrals equals the Elective Deferrals (less Catch-Up Contributions) of the Participant who is the Highly Compensated Employee having the second largest dollar amount of Elective Deferrals (less Catch-Up Contributions). This process shall continue until the total amount of Excess Contributions has been eliminated. In determining the amount of Excess Contributions to be treated as Catch-Up Contributions and/or distributed with respect to an affected Participant who is a Highly Compensated Employee as determined herein, such amount shall be reduced pursuant to Section 4.2(g) by any Excess Deferrals previously distributed to such affected Participant who is a Highly Compensated Employee for such Participant's taxable year ending with or within such Plan Year.

(1)    Corrective distribution. With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i)    may be postponed but not later than the last day of the twelve‑month period following the Plan Year to which they are allocable;

(ii)    shall be adjusted for Income; and

(iii)    shall be designated by the Employer as a distribution of Excess Contributions (and Income).

Matching contributions which relate to Excess Contributions that are distributed pursuant to this subsection shall be treated as a Forfeiture to the extent required pursuant to Code §401(a)(4) and the Regulations thereunder, unless the related Matching Contribution is distributed as an Excess Contribution or as an Excess Aggregate Contribution.

(2)    Corrective Distributions from Roth Accounts. Notwithstanding the above, for any years in which a Participant makes both Roth Elective Deferrals and Pre‑Tax Elective Deferrals, the distribution of any Excess Contributions for such year shall be made, as operationally determined by the Administrator, first from the Participant's Pre‑Tax Elective Deferral Account or Participant's Roth Elective Deferral Account.

(3)    Income and principal. Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(c)    Corrective contributions. Notwithstanding the above, if the current year testing method is used, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution or Qualified Matching Contribution in accordance with one of the following provisions which contribution shall be allocated either to the Qualified Nonelective Contribution Account or Qualified Matching Contribution Account of each Participant who is a Nonhighly Compensated Employee eligible to share in the allocation in accordance with such provision. If the prior year testing method is used, then neither a Qualified Nonelective Contribution nor a Qualified Matching Contribution may be made to correct a failed ADP test. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year.

(2)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(3)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated in equal amounts (per capita).

(4)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated in equal amounts (per capita). However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(5)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until ADP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9 or the maximum that may be taken into account in the ADP Test pursuant to Section 4.5(k) (Targeted Qualified Nonelective Contributions). This process shall continue until the ADP Test is satisfied.

(6)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until the ADP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9 or the maximum that may be taken into account in the ADP Test pursuant to Section 4.5(k) (Targeted Qualified Nonelective Contributions). This process shall continue until the ADP Test is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(7)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees.

(8)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(9)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until the ADP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Qualified Matching Contributions imposed by the provisions of Section 4.5. This process shall continue until the ADP Test is satisfied.

(10)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ADP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until the ADP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Qualified Matching Contributions imposed by the provisions of Section 4.5. This process shall continue until the ADP Test is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Nonelective Contributions for the first testing year for which the change is effective, any special Qualified Nonelective Contribution on behalf of Nonhighly Compensated Participants used to satisfy the ADP Test or the ACP Test under the current year testing method for the prior year testing year shall be disregarded.

(d)    Administrator may prevent projected failure. If during a Plan Year, it is projected that the aggregate amount of Elective Deferrals to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest ADR until it is anticipated the Plan will pass the tests or until such Participant's ADR equals the ADR of the Highly Compensated Participant having the next highest ADR. This process may continue until it is anticipated that the Plan will satisfy the ADP Test. Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred by Highly Compensated Participants (and any such limitation shall be a Plan-imposed limit for purposes of determining Catch-up Contributions).

(e)    Excise tax after 2 1/2 months. Any Excess Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code §4979 except as may be provided in Section 4.13.

4.7    ACTUAL CONTRIBUTION PERCENTAGE TEST

(a)    ACP Test. The ACP for Highly Compensated Employees who are Participants for each Plan Year and the ACP for Nonhighly Compensated Employees who are Participants for each Plan Year (or for the preceding Plan Year if the prior year testing method is used) shall satisfy one of the following tests:

(1)    The ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 1.25; or

(2)    The ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) by more than two percentage points. Furthermore, the ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 2.

Notwithstanding the above, for the first Plan Year that the Plan has a Matching Contribution component and this Plan is not a successor plan or is otherwise prohibited from using such provisions pursuant to Regulation §1.401(m)‑2(c)(2), for purposes of the foregoing ACP Test, the prior year's ACP for the group of Nonhighly Compensated Employees who are Participants shall be deemed to be three percent (3%).

(b)    Prior‑year test upon this restatement. Notwithstanding the above, if the prior year test method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants for the first Plan Year of this amendment and restatement, then the ACP for the group of Nonhighly Compensated Employees who are Participants for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c)    Aggregation with other plans. In the event that this Plan satisfies the requirements of Code §401(a)(4), Code §401(m), or Code §410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan (other than the average benefits test under Code §410(b)(2)(A)(ii)), then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer's Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation §1.401(m)‑2(c)(4), then any adjustments to the Nonhighly Compensated Employees ACP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code §401(m) only if they have the same Plan Year and use the same ACP testing method.

(d)    ACP of Highly Compensated Employee in multiple plans. For the purposes of this Section, if a Highly Compensated Employee is a Participant under two (2) or more plans which are maintained by the Employer or an Affiliated Employer to which Matching Contributions, nondeductible Employee contributions, or both, are made, then all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee's ACR. If the plans have different plan years, then all such contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code §401(m).

(e)    ACP Testing method. For the purpose of this Section, when calculating the ACP for the group of Nonhighly Compensated Employees who are Participants, the prior year testing method shall be used. Once the current year testing method has been elected, then the Employer may elect to use the prior year testing method for a Plan Year only if the Plan has used the current year testing method for each of the preceding 5 Plan Years (or if lesser, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code §410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing method and a plan using current year testing method and the change is made within the transition period described in Code §410(b)(6)(C)(ii). An election to make ADP safe harbor contributions for a Plan Year (or any Plan provision that reserves the right to adopt an ADP Safe Harbor Nonelective Contribution during a Plan Year) will be treated as an election to use the current-year testing method for that Plan Year.

(f)    Otherwise excludable Employee and early participation rules. Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation §1.401(m)‑1(b)(4). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code §410(b) provided such date is applied on a consistent and uniform basis to all Participants. Alternatively, the provisions of Code §401(m)(5)(C) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the greatest minimum age and service requirements of Code §410(a)(1)(A).

(g)    ACP Test does not apply when both ADP and ACP Safe Harbor applies. Notwithstanding the above, if all Matching Contributions and ADP Safe Harbor Matching Contributions (if any) made for a specific Plan Year satisfy the provisions of Code §401(m)(11) or, effective for Plan Years beginning on or after January 1, 2008, §401(m)(12), the ACP Test shall not apply to those Matching Contributions. This subsection shall apply only for an ADP Safe Harbor Plan Year.

(h)    ACP Test does not apply when ACP Safe Harbor fails. In accordance with Regulation §§1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Employer to use the ADP Test or the ACP Test for a Plan Year in which it is intended for the Plan (through its written terms) to be an IRS §401(k) and §401(m) safe harbor plan, and the Employer fails to satisfy the requirements of either the ADP or the ACP safe harbor for the Plan Year. (In the event of such failure, Section 9.13 applies.)

(i)    Timing of deposits and allocations. For purposes of determining the ACP Test, only Contribution Percentage Amounts that are allocated within the Plan Year being evaluated shall be considered. For purposes of determining if the requirements of the ACP Safe Harbor are satisfied, only Contribution Percentage Amounts that are allocated within the Plan Year being evaluated shall be considered. An Employer contribution that is a Contribution Percentage Amount is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation or performance of services after such date and the contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.

(j)    Targeted Matching Contributions. Notwithstanding the preceding, a Matching Contribution (and a Qualified Matching Contribution not used in the ADP Test) with respect to an Elective Deferral for a year is not taken into account in determining the ACP for Nonhighly Compensated Employees to the extent it exceeds the greatest of:

(1)    five percent (5%) of the Participant's 414(s) Compensation for the year;

(2)    the Employee's Elective Deferrals for the year; and

(3)    the product of two (2) times the Plan's "representative matching rate" and the Participant's Elective Deferrals for the year.

For purposes of this subsection, the Plan's "representative matching rate" is the lowest "matching rate" for any eligible Nonhighly Compensated Employee among a group of Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest "matching rate" for all eligible Nonhighly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).

For purposes of this subsection, the "matching rate" for an Employee generally is the Matching Contributions (and Qualified Matching Contributions not used in the ADP Test) made for such Employee divided by the Employee's Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals for an Employee, then the Employee's "matching rate" is determined assuming that an Employee's Elective Deferrals are equal to six percent (6%) of 414(s) Compensation.

(k)    Targeted Qualified Nonelective Contributions. Notwithstanding the preceding, Qualified Nonelective Contributions cannot be taken into account in determining the ACR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee's 414(s) Compensation and the greater of five percent (5%) or two times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account in the ADP test under Regulation §1.401(k)‑2(a)(6) (including determination of the representative contribution rate for purposes of Regulation §1.401(k)‑2(a)(6)(iv)(B)), is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under this Section). For purposes of this subsection:

(1)    The Plan's "representative contribution rate" is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)    The "applicable contribution rate" for an eligible Nonhighly Compensated Employee is the sum of the Matching Contributions taken into account under this Section for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions taken into account under this Section made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee's 414(s) Compensation for the same period.

Restrictions of Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the ACP to the extent such contributions are taken into account for purposes of satisfying any other ACP Test, any ADP Test, or the requirements of Regulation §1.401(k)‑3, Regulation §1.401(m)‑3 or Regulation §1.401(k)‑4. Thus, for example, Qualified Nonelective Contributions that are made pursuant to Regulation §1.401(k)‑3(b) cannot be taken into account under the ACP Test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation §1.401(m)‑2(c)(1), then Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(l)    ACP when no Nonhighly Compensated Employees. If, for the applicable year for determining the ACP of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees, then the Plan is deemed to satisfy the ACP Test for the Plan Year.

4.8    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST

(a)    Authority to correct. In the event that the ACP Test set forth in Section 4.7(a) is not satisfied, the Administrator shall implement some or all of the provisions of this Section in order to correct such failure.

(b)    Corrective distribution or Forfeiture. On or before the close of the following Plan Year, the Participant who is the Highly Compensated Employee having the largest dollar amount of Contribution Percentage Amounts shall have a portion of such Contribution Percentage Amounts (and Income allocable to such amounts) distributed or, if non‑Vested, treated as a Forfeiture (including Income allocable to such Forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the amount of the Participant's Contribution Percentage Amounts equals the Contribution Percentage Amounts of the Participant who is a Highly Compensated Employee having the next largest amount of Contribution Percentage Amounts. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed or forfeited. Any distribution and/or Forfeiture of Contribution Percentage Amounts shall be made in the following order:

(1)    Matching Contributions distributed and/or forfeited pursuant to Section 4.6(b);

(2)    Unmatched Elective Deferrals used in the ACP Test and, thereafter, simultaneously from such Elective Deferrals used in the ACP which are matched and the matching contributions which relate to such Elective Deferrals (if the matching contributions are used in the ACP Test). Matching contributions which are not used in the ACP Test but which relate to Elective Deferrals that are distributed to Highly Compensated Participants pursuant to this subsection shall be forfeited unless the related matching contributions are distributed as Excess Aggregate Contributions pursuant to this subsection;

(3)    Any remaining Matching Contributions.

To the extent Elective Deferrals are distributed pursuant to the preceding paragraph, then for any years in which a Participant makes both Roth Elective Deferrals and Pre‑Tax Elective Deferrals, the distribution of any Excess Aggregate Contributions for such year shall be made, as operationally determined by the Administrator, from the Participant's Pre‑Tax Elective Deferral Account or the Participant's Roth Elective Deferral Account.

(c)    Source of corrective distribution. Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions (and Income). Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

(d)    Treatment of Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as Employer contributions for purposes of Code §§404 and 415 even if distributed from the Plan.

(e)    Ordering of tests. The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as After‑Tax Voluntary Contributions due to recharacterization for the Plan Year of any other qualified cash or deferred arrangement (as defined in Code §401(k)) maintained by the Employer that ends with or within the Plan Year.

(f)    Corrective contributions. Notwithstanding the above, if the current year testing method is used, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution, Qualified Matching Contribution, or Matching Contribution in accordance with one of the following provisions, which contribution shall be allocated to the Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, or Matching Contribution Account of each Participant who is a Nonhighly Compensated Employee eligible to share in the allocation in accordance with such provision. If the prior year testing method is used, then neither a Qualified Nonelective Contribution nor Qualified Matching Contribution may be made to correct a failed ACP test. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year.

(2)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(3)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated in equal amounts (per capita).

(4)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated in equal amounts (per capita). However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(5)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until the ACP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, or the maximum that may be taken into account in the ACP Test pursuant to Section 4.7(k) (Targeted Qualified Nonelective Contributions). This process shall continue until the ACP Test is satisfied.

(6)    A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until the ACP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, or the maximum that may be taken into account in the ACP Test pursuant to Section 4.7(k) (Targeted Qualified Nonelective Contributions). This process shall continue until the ACP Test is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(7)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees.

(8)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(9)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until the ACP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Targeted Matching Contributions imposed by the provisions of Section 4.7(j). This process shall continue until the ACP Test is satisfied.

(10)    A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy the ACP Test. Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until the ACP Test is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Targeted Matching Contributions imposed by the provisions of Section 4.7(j). This process shall continue until the ACP Test is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(g)    Excise tax. Any Excess Aggregate Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code §4979 except as may be provided in Section 4.13.

4.9    MAXIMUM ANNUAL ADDITIONS

(a)    Maximum permissible amount. Notwithstanding the foregoing, the maximum Annual Additions credited to a Participant's Accounts for any Limitation Year shall equal the lesser of:

(1)    $40,000 adjusted annually as provided in Code §415(d) pursuant to the Regulations, or

(2)    one‑hundred percent (100%) of the Participant's 415 Compensation for such Limitation Year.

The percentage limitation in paragraph (2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code §419A(f)(2)) after separation from service which is otherwise treated as an annual addition, or (2) any amount otherwise treated as an annual addition under Code §415(l)(1).

For any short Limitation Year, the dollar limitation in paragraph (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12).

(b)    Excess Annual Additions defined. For purposes of this Article, the term "Excess Annual Additions" for any Participant for a Limitation Year means a Participant's Annual Additions under this Plan and such other plans of the Employer or Affiliated Employer that are in excess of the maximum permissible amount of this Section 4.9 for a Limitation Year. The Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, and then by Annual Additions to a plan subject to Code §412, regardless of the actual allocation date.

(c)    Annual Additions can cease when maximum permissible amount reached. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, then the amount that would otherwise be contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount, and any such amounts which would have been allocated to such Participant may be allocated to other Participants.

(d)    Multiple Plans. The following provisions apply if a Participant is covered by more than one qualified plan maintained by the Employer.

(1)    If a Participant participates in more than one defined contribution plan maintained by the Employer that have different Anniversary Dates, then the maximum permissible amount under this Plan shall equal the maximum permissible amount for the Limitation Year minus any Annual Additions previously credited to such Participant's Accounts under all such plans during the Plan's Limitation Year.

(2)    If a Participant participates in both a defined contribution plan subject to Code §412 and a defined contribution plan not subject to Code §412 maintained by the Employer which have the same Anniversary Date, then Annual Additions will be credited to the Participant's Accounts under the defined contribution plan subject to Code §412 prior to crediting Annual Additions to the Participant's Accounts under the defined contribution plan not subject to Code §412.

(3)    If a Participant participates in more than one defined contribution plan not subject to Code §412 maintained by the Employer which have the same Anniversary Date, then the maximum permissible amount under this Plan shall equal the product of (A) the maximum permissible amount for the Limitation Year minus any Annual Additions previously credited under subsections (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant's Accounts under this Plan without regard to the limitations of Code §415 and (ii) the denominator of which is such Annual Additions for all plans described in this subsection.

(e)    Aggregation of Plans. For purposes of applying the limitations of Code §415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a "predecessor employer") under which the Participant receives Annual Additions are treated as one defined contribution plan. The "Employer" means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §414(b), Code §414(c), Code §414(m) or Code §414(o)),

except that for purposes of this subsection, the determination shall be made by applying Code §415(h), and shall take into account tax‑exempt organizations under Regulation §1.414(c)‑5, as modified by Regulation §1.415(a)-1(f)(1). For purposes of this paragraph:

(1)    A former employer is a "predecessor employer" with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation §1.415(f)‑1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation §§1.415(a)‑1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation §§1.415(a)‑1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(2)    With respect to an Employer of a Participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(f)    Break‑up of an affiliated employer or an affiliated service group. For purposes of aggregating plans for Code §415, a "formerly affiliated plan" of an employer is taken into account for purposes of applying the Code §415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the "cessation of affiliation." For purposes of this paragraph, a "formerly affiliated plan" of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)‑1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)‑1(f)(1) and (2)). For purposes of this paragraph, a "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation §§1.415(a)‑1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of Regulation §§1.415(a)‑1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(g)    Mid-year aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code §415(f) and the Regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code §415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant's Account after the date on which the plans are required to be aggregated.

(h)    Correction of Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if Annual Additions exceed the limit on Annual Additions for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System ("EPCRS") (see Section 9.13).

(i)    Time when Annual Additions credited. An Annual Addition is credited to the account of a Participant for a particular Limitation Year if it as allocated to the Participant's account under the Plan as of any date within that Limitation Year. However, an amount is not deemed allocated as of any date within a Limitation Year if such allocation is dependent upon participation in the Plan as of any date subsequent to such date.

For purposes of this subsection, Employer contributions are not deemed credited to a Participant's Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than thirty (30) days after the end of the period described in Code §404(a)(6) applicable to the taxable year with or within which the particular Limitation Year ends. In the case of an Employer that is exempt from federal income tax (including a governmental employer), Employer contributions are treated as credited to a Participant's Account for a particular Limitation Year only if the contributions are actually made to the Plan no later than the 15th day of the tenth calendar month following the end of the calendar year or Fiscal Year with or within which the particular Limitation Year ends.

4.10	PLAN‑TO‑PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM DEFINED CONTRIBUTION QUALIFIED PLANS

(a)    Transfers into this Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), amounts may be transferred (within the meaning of Code §414(l)) to this Plan from other tax qualified plans under Code §401(a), provided that the plan from which such funds are transferred permits the transfer to be made, the funds are not subject to the notice and consent requirements of Code §417 (i.e., qualified joint and survivor annuity requirements), and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer (e.g., the transfer conforms to the provisions of Regulation §1.411(d)-4). Prior to accepting any transfers to which this Section applies, the Administrator may require satisfactory evidence that the amounts to be transferred meet the requirements of this Section. The transferred amounts shall be allocated to the Transfer Account of the Participant.

At the time of the transfer, the nonforfeitable percentage of the funds under the transferor plan shall apply, but thereafter shall increase (if applicable) for each Year of Service that the Participant completes after such transfer in accordance with the Vesting provisions of this Plan applicable to the type of Account represented by the transferred funds (e.g., transferred nonelective funds will be subject to the vesting schedule applicable to Nonelective Contributions under this Plan). If the vesting schedule applicable to a Transferred Account changes as a result of this paragraph, such change will be treated as an amendment to the vesting schedule for each affected Participant.

(b)    Accounting of transfers. The Transfer Account of a Participant shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)    Restrictions on elective deferrals. Except as permitted by regulations (including Regulation §1.411(d)‑4), amounts attributable to elective deferrals (as defined in Regulation §1.401(k)‑6) that are transferred from another qualified plan in a plan‑to‑plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Code §401(k)(2) and the Regulations.

(d)    Distribution of Transfer Account. At Normal Retirement Date, or such other date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the Transfer Account of a Participant shall be used to provide additional benefits to the Participant or the Participant's Beneficiary. Any distributions of amounts held in the Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code § 411(a)(11) and the Regulations thereunder. Furthermore, the Transfer Account shall be considered as part of a Participant's benefit in determining whether an involuntary cash‑out of benefits may be made without Participant consent.

(e)    Segregation. The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.

(f)    Protected benefits. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) may not result in the impermissible elimination or reduction of any "Section 411(d)(6) protected benefit" (as described in Section 7.1(e)).

(g)    Separate Accounts. With respect to each Participant's Transfer Account, separate sub‑accounts shall be maintained to the extent necessary to carry out the provisions of this Plan.

4.11    ROLLOVERS FROM OTHER PLANS

(a)    Acceptance of rollovers into the Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), the Plan may accept a rollover by Participants, excluding Participants who are no longer employed as an Employee, provided the rollover will not jeopardize the tax‑exempt status of the Plan or create adverse tax consequences for the Employer. The rollover amounts shall be allocated to the Rollover Account of the Participant. Furthermore, for a rollover from an eligible retirement plan into this Plan, any Roth Elective Deferrals that are accepted as rollovers in this Plan shall be accounted for separately, and must be directly rolled over from a Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(1) and only to the extent that the rollover is permitted under the rules of Code §402(c). The Rollover Account of a Participant shall be 100% Vested at all times and shall not be subject to Forfeiture for any reason.

(b)    Treatment of Rollover Account in the Plan. The Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)    Distribution of rollovers. The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account at any time. Furthermore, amounts in the Participant's Rollover Account shall not be considered as part of a Participant's benefit in determining whether the $5,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan as well as for the Participant consent requirements. Any distributions of amounts that are held in the Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code § 411(a)(11) and the Regulations thereunder.

(d)    Limits on accepting rollovers. Prior to accepting any rollovers to which this Section applies, the Administrator may (but need not) require the Employee to provide evidence that the amounts to be rolled over to this Plan meet the requirements of this Section. The Employer may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan.

(e)    Rollovers maintained in a separate account. The Administrator may direct that rollovers received after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.

(f)    Definitions. For purposes of this Section, the following definitions shall apply:

(1)    The term "rollover" means: (i) amounts transferred to this Plan directly from another "eligible retirement plan;" (ii) distributions received by an Employee from other "eligible retirement plans" which are eligible for tax‑free rollover to an "eligible retirement plan" and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; and (iii) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(2)    The term "eligible retirement plan" means an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b) (other than an endowment contract), a qualified trust (an employees' trust described in Code §401(a) which is exempt from tax under Code §501(a)), an annuity plan described in Code §403(a), an eligible deferred compensation plan described in Code §457(b) which is maintained by an eligible employer described in Code §457(e)(1)(A), and an annuity contract described in Code §403(b).

4.12    PARTICIPANT DIRECTED INVESTMENTS

(a)    Directed investments allowed. Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest their entire Accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

(b)    Establishment of Participant Direction Procedures. The Administrator will establish Participant Direction Procedures, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations and provisions that the Administrator may impose on a Participant's right to direct investments.

(c)    Administrative discretion. The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

(d)    Allocation of earnings. As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)    to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

(2)    to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(e)    Plan will follow investment directions. Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or any discretionary Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or discretionary Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(f)    Other documents. Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

4.13    ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT

(a)    EACA Effective date. The effective date of the automatic contribution arrangement is April 1, 2009.

(b)    EACA Automatic Deferrals. A Participant who fails to make an Affirmative Election shall be deemed to have made a pre-tax deferral election equal to 3% of Compensation, which amount shall increase in subsequent Plan Years as indicated below.

(1)    Participants subject to these provisions. The provisions of this Section apply to every Participant who is eligible to make Elective Deferrals on the effective date of the automatic contribution arrangement unless on such date the Participant already has in effect an Affirmative Election.

Any Employee who is not eligible to make Elective Deferrals on the effective date of the automatic contribution arrangement and who subsequently becomes eligible to make Elective Deferrals will become subject to the automatic deferral provisions of this Section unless the Participant makes an Affirmative Election of any amount (including no amount).

A Participant who makes an Affirmative Election after having become subject to this Section shall cease being subject to this Section when the Participant makes such Affirmative Election (of any amount), and shall remain exempt from the provisions of this Section for so long as such Participant has an Affirmative Election of any amount (including no amount) in effect.

(2)    Escalation of Automatic Deferrals. The automatic deferral percentage described above shall be increased on a uniform basis for all Participants who are subject to the provisions of this Section as of the first day of each subsequent Plan Year by one percentage point up to a maximum of 10%.

(c)    EACA Withdrawals (Refunds). A Participant who has Automatic Deferrals may elect to withdraw all the Automatic Deferrals (and allocable earnings). Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

(1)    Amount. If a Participant elects a permissible withdrawal under this Section, then the Plan must make a distribution equal to the amount (and only the amount) of the Automatic Deferrals made under the EACA (adjusted for allocable gains and losses to the date of the distribution).The Plan may separately account for Automatic Deferrals, in which case the entire account will be distributed. If the Plan does not separately account for the Automatic Deferrals, then the Plan must determine earnings or losses in a manner similar to the refund of excess contributions for a failed ADP Test, as described in the definition of "Income" in Article I.

(2)    Fees. Notwithstanding the above, the Administrator may reduce the permissible distribution amount by any generally applicable fees. However, the Plan may not charge a greater fee for distribution under this Section than applies to other distributions. The Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

(3)    Timing. The Participant may make an election to withdraw the Automatic Deferrals under the EACA no later than 90 days after the date of the first Automatic Deferral made pursuant to this Section. For this purpose, the date of the first Automatic Deferral is the date that the Compensation subject to the Automatic Deferral otherwise would have been includible in the Participant's gross income. For this purpose, all EACAs under the Plan are aggregated, except that the mandatory disaggregation rules of Code §410(b) apply. Furthermore, a Participant's withdrawal right is not restricted due to the Participant making an Affirmative Election during the 90-day period described in the first sentence of this paragraph. An Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA will be treated as having not had such contributions for any prior Plan Year as well.

(4)    Effective date of the withdrawal election. The effective date of the permissible withdrawal will be as soon as practicable, but in no event later than the earlier of (1) the pay date of the second payroll period beginning after the election is made, or (2) the first pay date that occurs at least 30 days after the election is made. The election will also be deemed to be an Affirmative Election to have no Elective Deferrals made to the Plan.

(5)    Related matching contributions. The Administrator will not take any Elective Deferrals withdrawn pursuant to this section into account in computing the contribution and allocation of Matching Contributions. If the Employer has already allocated Matching Contributions to the Participant's account with respect to deferrals being withdrawn pursuant to this Section, then the Matching Contributions, as adjusted for gains and losses, must be forfeited, and such forfeited Matching Contributions will not constitute Contribution Percentage Amounts.

(6)    Treatment of withdrawals. With regard to Elective Deferrals withdrawn pursuant to this Section, the Administrator will disregard such Elective Deferrals in conducting the ADP Test and the Administrator will disregard such deferrals for purposes of the limitation on deferrals under Code §402(g).

(d)    EACA Notice. The Administrator will provide an EACA Notice (within the period described by Section 1.36) to each Participant who is eligible to make Elective Deferrals.

(e)    Excise tax on Excess Contributions and Excess Aggregate Contributions. Any Excess Contributions and Excess Aggregate Contributions which are distributed more than six (6) months (rather than 2 1/2 months) after the end of the Plan Year will be subject to the ten percent (10%) Employer excise tax imposed by Code §4979. However, effective for Plan Years beginning on or after January 1, 2010, the preceding sentence will apply only where all Highly Compensated Employees and Nonhighly Compensated Employees are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are Eligible Employees under the Plan).

(f)    Uniformity. The Automatic Deferral percentage must be a uniform percentage of Compensation. However, the Plan does not violate the uniform Automatic Deferral percentage requirement merely because the Plan applies any of the following provisions:

(1)    Years of participation. The Automatic Deferral percentage varies based on the number of Plan Years the Participant has participated in the Plan while the Plan has applied EACA provisions;

(2)    No reduction from prior percentage. The Plan does not reduce a deferral percentage that, immediately prior to the EACA’s effective date was higher (for any Participant) than the Automatic Deferral percentage;

(3)    Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code §401(a)(17), Code §402(g) (determined without regard to Catch-Up Contributions), or Code §415;

(4)    No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during a period of suspension, under the Plan's hardship distribution provisions, of Participant's right to make Elective Deferrals to the Plan following a hardship distribution; or

(5)    Disaggregated groups. The Plan applies different default percentages to different groups if the groups can be disaggregated under Regulation §1.401(k)‑1(b)(4).

ARTICLE V
VALUATIONS

5.1    VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and may deduct (when applicable) all expenses for which the Trustee has not yet been paid by the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2    METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee, if a discretionary Trustee, may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1    DETERMINATION OF BENEFITS UPON RETIREMENT

(a)    Normal Retirement. Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution, at the election of the Participant, of the Participant's interest in the Plan (or any portion thereof), in accordance with Section 6.5.

(b)    100% Vesting upon early retirement. Upon the termination of employment at any time after attaining the Participant's Early Retirement Date, all amounts credited to such Participant's Account shall become fully Vested.

6.2    DETERMINATION OF BENEFITS UPON DEATH

(a)    100% Vesting upon death. Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested.

(b)    Distribution upon death. Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, the Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of all amounts credited to such Participant's Account to the Participant's Beneficiary.

(c)    Security for loans. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit.

(d)    Determination of death benefit by Administrator. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

(e)    Beneficiary designation. The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's surviving Spouse. Except, however, the Participant may designate a Beneficiary other than the Spouse if:

(1)    the Spouse has waived the right to be the Participant's Beneficiary, or

(2)    the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order as defined in Code §414(p) which provides otherwise), or

(3)    the Participant has no Spouse, or

(4)    the Spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written notice (or in such other form as permitted by the Internal Revenue Service) of such revocation or change with the Administrator. However, the Participant's Spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the Spouse had the right to limit consent only to a specific Beneficiary and that the Spouse voluntarily elected to relinquish such right.

(f)    Beneficiary if no beneficiary elected by Participant. In the event no valid designation of Beneficiary exists with respect to all or a portion of the death benefit, or if the Beneficiary of such death benefit is not alive at the time of the Participant's death and no contingent Beneficiary has been designated, then to the extent that such death benefit is not automatically payable to the surviving Spouse in accordance with the other provisions of this Section, such death benefit will be paid in the following order of priority to:

(1)    the Participant's surviving Spouse;

(2)    the Participant's surviving lineal descendants, including adopted children, per stirpes; or

(3)    the Participant's estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's designated Beneficiary (or there is no designated Beneficiary, to the Beneficiary's estate).

(g)    Spousal consent. Any consent by the Participant's Spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the Spouse's consent must be irrevocable and must acknowledge the specific non-Spouse Beneficiary.

(h)    Death Benefits for Qualified Military Service. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the Participant's Beneficiary is entitled to any additional benefits (including any ancillary life insurance or other survivor benefits that would have been provided under the Plan) as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant's Qualified Military Service as service for vesting purposes as though the Participant had resumed employment under USERRA immediately prior to the Participant's death.

(i)    Simultaneous Death of Participant and Beneficiary. If a Participant and his or her Beneficiary should die simultaneously, or under circumstances that render it difficult or impossible to determine who predeceased the other, then unless the Participant's Beneficiary designation otherwise specifies, the Administrator will presume conclusively that the Beneficiary predeceased the Participant.

(j)    Slayer statute. The Administrator may apply slayer statutes, or similar rules which prohibit inheritance by a person whom he or she stands to inherit, under applicable state laws without regard to federal pre-emption of such state laws.

6.3    DISABILITY RETIREMENT BENEFITS

(a)    100% Vesting upon Disability. In the event of a Participant's Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested.

(b)    Payment of Disability Benefits. In the event of a Participant's Disability, the Participant's entire interest in the Plan will be distributable and may be distributed in accordance with the provisions of Sections 6.5 and 6.7.

6.4    DETERMINATION OF BENEFITS UPON TERMINATION

(a)    Payment on termination of employment. If a Participant's employment with the Employer is terminated for any reason other than death, Disability or attainment of the Participant's Retirement Date, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in a distributable event had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the distribution of the entire Vested portion of the Terminated Participant's Account be payable to such Terminated Participant as soon as administratively feasible after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code § 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant's Total Vested Benefit does not exceed $5,000, then the Participant's Vested benefit shall be paid to such Participant in a single lump sum as soon as administratively feasible after termination of employment.

For purposes of this Section 6.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b)    Full Vesting. A Participant shall be fully Vested in the following Accounts regardless of a Participant's number of Years of Service.

(1)    the Elective Deferral Account

(2)    the Qualified Matching Contribution Account

(4)    the Qualified Nonelective Contribution Account

(5)    the Traditional ADP Safe Harbor Contribution Account

(c)    Vesting schedule. The Vested portion of the Account of any Participant attributable to Employer Nonelective Contributions shall be a percentage of the total amount credited to the Participant's Accounts determined on the basis of the Participant's number of Years of Service.

(1)    Effective for Plan Years beginning after December 31, 2006, the Vested portion of the Nonelective Contribution Account shall be determined in accordance with the following vesting schedule:

Vesting Schedule
Nonelective Contribution Account
Years of Service	Percentage

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(d)    Time of application of vesting schedule liberalization. In the absence of any provision to the contrary, any direct or indirect increase to a Participant's Vested percentage (at any point on a vesting schedule) will not apply to a Participant unless and until such Participant completes an Hour of Service after the effective date of such increase.

(e)    100% Vesting on partial or full Plan termination. Notwithstanding any provision in this Plan to the contrary, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(f)    Vesting of employer contributions upon amendment. The computation of a Participant's nonforfeitable percentage of the Participant's Account attributable to Employer contributions shall not be reduced as the result of any direct or indirect amendment to this Plan (including this restatement of the Plan).

In the event that the Plan is amended to change the vesting schedule of the Participant's Account (or any portion of such Account), or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage of the Participant's Account (or any portion of such Account), then each Participant with an Hour of Service after such change and who has at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. The Participant's election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:

(1)    the adoption date of the amendment,

(2)    the effective date of the amendment, or

(3)    the date the Participant receives written notice of the amendment from the Employer or Administrator.

Such election, if made, shall apply only to the portion of the Account Balance that is credited after the effective date of the change in the vesting schedule. If such a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule with respect to contributions made after such change in vesting is effective. Existing Account balances shall vest in accordance with the greater of the vested percentage determined under the pre-amendment schedule (based on the Participant's service credit at the time of such determination) or the vested percentage (for the same duration of service) determined under the post-amendment schedule.

Notwithstanding any provision of the two preceding paragraphs to the contrary, if the post-amendment vesting schedule is more liberal at each point on the schedule than the pre-amendment schedule, then all Participants with an Hour of Service after the effective date of the change in vesting shall vest in accordance with the new schedule.

(g)    Excludable service for Vesting. In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the Effective Date of the Plan and prior to the vesting computation period in which an Employee attains age eighteen shall be excluded.

6.5    DISTRIBUTION OF BENEFITS

(a)    The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary the amount (if any) to which the Participant (or Beneficiary) has become entitled under the Plan in one or more of the following methods:

(1)    One lump‑sum payment in cash or in property allocated to the Participant's Account. Any distribution may be made in cash or in the form of Employer Securities, or partly in cash and partly in the form of Employer Securities. “Employer Securities” shall mean stock issued by the Employer which is readily tradable on an established securities market. This shall be the normal form of payment, except as otherwise provided below.

(2)    Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short‑term security or (B) purchase a nontransferable annuity Contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and the Participant's designated Beneficiary). Once payments have begun, a Participant may elect to accelerate the payments (reduce the term and increase payments).

(3)    Partial withdrawals.

(b)    Any distribution to a Participant who has a Total Vested Benefit which exceeds $5,000 shall require such Participant's written consent (or in such other form as permitted by the Internal Revenue Service), if such distribution commences during the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62.

Any such distribution may be made less than thirty (30) days after the notice required under Regulation §1.411(a)‑11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(c)    If a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code §408(a) or an Individual Retirement Annuity described in Code §408(b), as designated by the Administrator. The Administrator may operationally implement this provision with respect to distributions that are $1,000 or less. For purposes of determining whether the $1,000 threshold set forth in this paragraph is met, the mandatory distribution includes amounts in a Participant's Rollover Account.

(d)    All annuity Contracts under this Plan shall be non‑transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or Spouse shall comply with all of the requirements of the Plan.

(e)    If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:
X = P(AB + D) ‑ D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution, and the relevant time is the time at which, under the Plan, the Vested percentage in the account cannot increase.

(f)    Required minimum distributions (Code §401(a)(9)). Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the requirements of Section 6.8.

6.6    DISTRIBUTION OF BENEFITS UPON DEATH

(a)    The death benefit payable pursuant to Section 6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death. Such benefit shall, if $5,000 or less, be paid in the form of a lump sum distribution, or if greater than $5,000 shall be paid in any of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by the Participant's Beneficiary) subject, however, to the rules specified in Section 6.8.

(1)    One lump‑sum payment in cash or in property allocated to the Participant's Account. Any distribution may be made in cash or in the form of Employer Securities, or partly in cash and partly in the form of Employer Securities. “Employer Securities” shall mean stock issued by the Employer which is readily tradable on an established securities market.

(2)    Payment in monthly, quarterly, semi‑annual, or annual cash installments over a period to be determined by the Participant or the Participant's Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly. Once payments have begun, a Participant may elect to accelerate the payments (reduce the term and increase payments).

(3)    Partial withdrawals.

In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

(b)    Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall comply with the requirements of Section 6.8.

6.7    LATEST TIME OF DISTRIBUTION

Except as limited by Section 6.8, whenever a distribution is to be made, or a series of payments are to commence, the distribution or series of payments may be made or begun as soon as practicable. Notwithstanding anything in the Plan to the contrary, unless a Participant otherwise elects, payments of benefits under the Plan will begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer. The failure of a Participant and, if applicable, the Participant's Spouse, to request a distribution shall be deemed to be an election to defer the commencement of payment of any benefit until the time otherwise permitted under the Plan.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution that is immediately distributable (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8    REQUIRED MINIMUM DISTRIBUTIONS

(a)    General Rules

(1)    Precedence. The requirements of this Section shall apply to any distribution of a Participant's interest in the Plan and take precedence over any inconsistent provisions of the Plan.

(2)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code §401(a)(9) and the minimum distribution incidental benefit requirement of Code §401(a)(9)(G).

(b)    Time and manner of distribution

(1)    Required beginning date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(2)    Death of Participant before distributions begin. If the Participant dies before distributions begin, the Participant's entire death benefit will be distributed, or begin to be distributed, as follows:

(i)    If the Participant or Beneficiary elects, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or, if the Participant's surviving Spouse is the Participant's designated beneficiary, by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. Alternatively, the Participant or Beneficiary may elect to have distribution of the Participant's death benefit be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant's death. In the absence of any election (including the failure to commence required minimum distributions described by this Section by the December 31 of the calendar year immediately following the calendar year in which the Participant died), distribution of the Participant's death benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(ii)    If there is no beneficiary as of September 30 of the year following the year of the Participant's death, the distribution of the Participant's death benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)    If the Participant's surviving Spouse is the Participant's sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 6.8(b), other than this paragraph, will apply as if the surviving Spouse were the Participant. Thus, in all such cases, the time at which distributions must commence (or be completed by) shall be determined solely by reference to the year that the Participant died, and not the year in which the Participant would have attained age 70 1/2.

For purposes of this Section 6.8(b), unless a surviving Spouse is electing to commence benefits based upon the date that the Participant would have attained age 70 1/2, distributions are considered to begin on the Participant's required beginning date. If the surviving Spouse election applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 6.8(b).

(3)    Forms of distribution. Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.8(c) and 6.8(d). All distributions under this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code § 411(a)(11) and the Regulations thereunder.

(c)    Required minimum distributions during Participant's lifetime

(1)    Amount of required minimum distribution for each distribution calendar year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)    the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation §1.401(a)(9)‑9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)    if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's Spouse and the Spouse is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Regulation §1.401(a)(9)‑9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

(2)    Lifetime required minimum distributions continue through year of Participant's death. Required minimum distributions will be determined under this Section 6.8(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d)    Required minimum distributions after Participant's death

(1)    Death on or after date distributions begin.

(i)    Participant survived by designated beneficiary. Except as provided in Sections 6.8(b)(2) and 6.8(b)(3), if the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(A)    The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)    If the Participant's surviving Spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving

Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(C)    If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)    No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)    Death before date distributions begin.

(i)    Participant survived by designated beneficiary. Except as provided in Section 6.8(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 6.8(d)(1).

(ii)    No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)    Death of surviving Spouse before distributions to surviving Spouse are required to begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 6.8(b)(2), this Section 6.8(d)(2) will apply as if the surviving Spouse were the Participant.

(e)    Definitions. For purposes of this Section, the following definitions apply:

(1)    "Designated beneficiary" means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code §401(a)(9) and Regulation §1.401(a)(9)‑4, Q&A‑4.

(2)    "Distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's "required beginning date." For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.8(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's "required beginning date." The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's "required beginning date" occurs, will be made on or before December 31 of that distribution calendar year.

(3)    "Life expectancy" means the life expectancy as computed by use of the Single Life Table in Regulation §1.401(a)(9)‑9, Q&A‑1.

(4)    "Participant's account balance" means the "Participant's account balance" as of the last Valuation Date in the calendar year immediately preceding the Distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. For this purpose, the Administrator may exclude contributions that are allocated to the account balance as of dates in the valuation calendar year after the Valuation Date, but that are not actually made during the valuation calendar year. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution calendar year if distributed or transferred in the valuation calendar year.

(5)    "Required beginning date" means, with respect to any Participant, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a 5‑percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(6)    "5‑percent owner" means a Participant who is a 5‑percent owner as defined in Code §416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5‑percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5‑percent owner in a subsequent year.

(f)    Transition rules

(1)    Waiver of 2009 Required Distributions. Notwithstanding the preceding provisions of this Section 6.8, the following provisions shall apply for 2009:

(i)    Suspension of RMDs unless otherwise elected by Participant. A Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are equal to the 2009 RMDs will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

(2)    Rules for plans in existence before 1997. Any required minimum distribution rights conferred on Participants in order to comply with (or as a means of complying with) the changes to Code §401(a)(9) made by the Small Business Jobs Protection Act of 1996 that were still in effect immediately prior to this restatement shall be preserved.

(g)    Statutory (TEFRA) Transition Rules

(1)    Notwithstanding the other provisions of this Section, other than the Spouse's right of consent afforded under the Plan, distributions may be made on behalf of any Participant, including a five percent (5%) owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and in accordance with all of the following requirements (regardless of when such distribution commences):

(i)    The distribution by the Plan is one which would not have disqualified such plan under Code §401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii)    The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(iii)    Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(iv)    The Participant had accrued a benefit under the Plan as of December 31, 1983.

(v)    The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

(2)    A distribution upon death will not be covered by the transitional rule of this subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(3)    For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (1)(i) and (1)(v) of this subsection.

(4)    If a designation is revoked, any subsequent distribution must satisfy the requirements of Code §401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code §401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)    In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulation §1.401(a)(9)‑8, Q&A‑14 and Q&A‑15, shall apply.

6.9    DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

If, in the opinion of the Administrator, a Participant or Beneficiary entitled to a distribution is not able to care for his or her affairs because of a mental condition, a physical condition, or by reason of age, then the Administrator shall direct the distribution to the Participant's or Beneficiary's guardian, conservator, trustee, custodian (including under a Uniform Transfers or Gifts to Minors Act) or to his or her attorney‑in‑fact or to other legal representative, upon furnishing evidence of such status satisfactory to the Administrator. The Administrator and the Trustee do not have any liability with respect to payments so made and neither the Administrator nor the Trustee (or Insurer) has any duty to make inquiry as to the competence of any person entitled to receive payments under the Plan.

6.10    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture pursuant to the Plan or be paid directly to an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b). In addition, if the Plan provides for mandatory distributions and the amount to be distributed to a Participant or Beneficiary does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. Upon Plan termination, the portion of the distributable amount that is an eligible rollover distribution as defined in Plan Section 6.14 may be paid directly to an individual retirement account described in Code §408(a) or an individual retirement annuity described in Code §408(b) (consistent with the requirements of Section 7.2). However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

6.11    IN-SERVICE DISTRIBUTION OF EMPLOYER CONTRIBUTIONS

(a)    General Rule. At such time as a Participant shall have attained age 59 1/2, the Administrator, at the election of the Participant who is currently employed by the Employer, shall direct the Trustee to distribute all or a portion of the amount then credited to the accounts specified below maintained on behalf of the Participant. The Plan may make partial distributions pursuant to this Section even if distributions on account of termination of employment may be made only as a lump sum distribution.

In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code § 411(a)(11) and the Regulations thereunder.

(b)    Amounts attributable to deferrals. Notwithstanding anything in this Section to the contrary, in-service distributions from a Participant's Elective Deferral Account, ADP Safe Harbor Contribution Account, Qualified Nonelective Contribution Account, or Qualified Matching Contribution Account shall not be permitted prior to the Participant attaining age 59 1/2 or one of the other events described in Section 4.2(d).

(c)    Distributable Accounts. Notwithstanding anything in this Section to the contrary, in-service distributions may be made only from the following accounts:

(1)    Pre‑Tax Elective Deferral Account

(2)    Roth Elective Deferral Account

(3)    Qualified Nonelective Contribution Account

(d)    Procedures to implement in-service distributions. The Employer and the Administrator may adopt a procedure to implement the in-service withdrawal provisions, applied on a uniform and consistent basis to all Participants. For example, when more than one Account is available for distribution (e.g., both pre-tax Elective Deferrals and Roth Elective Deferrals), a procedure may be implemented setting forth the order in which Accounts are accessed to make up such withdrawal, or it may provide Participants with the ability to request that the amount withdrawn come from particular accounts.

(e)    Distributions Upon Deemed Severance. Effective January 1, 2007, the Plan permits distributions upon a deemed severance of employment. Except with respect to amounts described by Section 6.15, severance from employment is deemed to occur if a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, even if the Participant is receiving Military Differential Pay. However, the Plan will not distribute such Participant's Account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an Elective Deferral during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance and also a distribution on account of another Plan provision (such as a Qualified Reservist Distribution within the meaning of Section 6.11(f)), then the other Plan provision will control (and the 6-month suspension described in the previous sentence will not apply).

(f)    Qualified Reservist Distributions. Effective July 1, 2002, the Plan permits Qualified Reservist Distributions. A Qualified Reservist Distribution is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if:

(1)    the distribution is from amounts attributable to elective deferrals in a 401(k) plan;

(2)    the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

(3)    the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

6.12    ADVANCE DISTRIBUTION FOR HARDSHIP

(a)    Definition of Hardship. The Administrator, at the election of the Participant whether or not currently employed as an Employee, shall direct the Trustee to distribute to any Participant from the Vested portion of the Participant's Account valued as of the last Valuation Date, or if less, the amount necessary to satisfy the immediate and heavy financial need of the Participant, subject to the limitations of this Section. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution. Any withdrawal made pursuant to this Section shall be deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

(1)    Expenses for (or necessary to obtain) medical care (for the Participant or the Spouse or dependent of the Participant) that would be deductible under Code §213(d);

(2)    Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)    Payments for burial or funeral expenses for the Participant's deceased parent, Spouse, children or dependents (as defined in Code §152, and without regard to Code §152(d)(1)(B));

(4)    Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post‑secondary education for the Participant, the Participant's Spouse, children, or dependents (as defined in Code §152, and without regard to Code §§152(b)(1), (b)(2), and (d)(1)(B));

(5)    Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;

(6)    Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)    Establishing hardship under safe harbor standard. No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)    The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)    The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and

(3)    Plan, and all other plans maintained by the Employer, provide that the Participant's Elective Deferrals (including Automatic Deferrals) and After‑Tax Voluntary Contributions will be suspended for at least six (6) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after‑tax voluntary contributions to the Plan and all other plans maintained by the Employer for at least six (6) months after receipt of the hardship distribution.

(c)    Restrictions on Source of Hardship Distributions. Notwithstanding the above, distributions from the Participant's "elective account" pursuant to this Section shall be limited in amount, as of the date of distribution, to the Participant's "elective account" as of the end of the last Plan Year ending before July 1, 1989, plus the sum of the Participant's Elective Deferrals after such date, reduced by the amount of any previous distributions from this Account pursuant to this Section and Section 6.11. A Participant's "elective account" shall be the amount attributable to Elective Deferrals, Qualified Matching Contributions, and Qualified Nonelective Contributions as of December 31, 1988, or if later, the end of the last Plan Year ending before July 1, 1989.

(d)    Notice and consent. Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code § 411(a)(11) and the Regulations thereunder.

(e)    Hardship distributions may be made from only the following accounts:

(1)    Pre‑Tax Elective Deferral Account, subject to the limitations described above with respect to hardship distributions of Elective Deferrals

(2)    Roth Elective Deferral Account, subject to the limitations described above with respect to hardship distributions of Elective Deferrals

6.13    QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All benefits provided to a Participant in this Plan shall be subject to the rights afforded to any Alternate Payee under a qualified domestic relations order. Furthermore, a distribution to an Alternate Payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the earliest retirement age. For the purposes of this Section, the terms "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code §414(p).

Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order ("QDRO") will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because the order is issued after the Participant's death.

6.14    DIRECT ROLLOVER

(a)    Right to direct rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have all or only a portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. However, if less than the entire amount of an eligible rollover distribution is paid directly to an eligible retirement plan, the minimum partial rollover must equal at least $500 (applied separately with respect to distributions payable from a Participant's Roth Elective Deferral Account and remainder of the distributable amount).

(b)    Definitions. For purposes of this Section the following definitions shall apply:

(1)    Eligible rollover distribution. An "eligible rollover distribution" means any distribution described in Code §402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code §401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution (without regard to the amount to be distributed from the Participant's Roth Elective Deferral Account) that is reasonably expected to total less than $200 during a year. If the Plan does not take into account the Participant's Roth Elective Deferral Account in determining the $200 threshold, then the $200 threshold will apply separately to the Participant's Roth Elective Deferral Account.

Any amount that is distributed on account of hardship pursuant to Section 6.12 shall not be an eligible rollover distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

Notwithstanding the above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After‑Tax Voluntary Contributions which are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Code §408(a) or (b), or (2) for taxable years beginning after December 31, 2006, to a Roth individual account or annuity described in Code §408A (a "Roth IRA"), or (3) to a qualified defined contribution plan or an annuity contract described in Code §401(a) or Code §403(b), respectively, that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Notwithstanding the above, the following distributions, if made in 2009, will also be treated as eligible rollover distributions for 2009 only:

(i)    the amount of any required minimum distribution as determined in accordance with Section 6.8.

(2)    Eligible retirement plan. An "eligible retirement plan" is an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), (other than an endowment contract), a qualified trust (an employees' trust) described in Code §401(a) which is exempt from tax under Code §501(a) and which agrees to separately account for amounts transferred into such plan from this Plan, an annuity plan described in Code §403(a), an eligible deferred compensation plan described in Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof which agrees to separately account for amounts transferred into such plan from this Plan, and an annuity contract described in Code §403(b) that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is an Alternate Payee. A direct rollover of a distribution from a Roth Elective Deferral Account will only be made to another Roth Elective Deferral Account under an applicable retirement plan described in Code §402A(e)(1) or to a Roth IRA described in Code §408A, and only to the extent that the rollover is permitted under the rules of Code §402(c). Effective for distributions after December 31, 2006, in the case of a "distributee" who is a non-Spouse designated beneficiary, (1) the direct rollover may be made only to a traditional or Roth individual retirement account that is established on behalf of the designated non-Spouse beneficiary for the purpose of receiving that distribution and that will be treated as an inherited IRA pursuant to the provisions of Code §402(c)(11), and (2) the determination of any required minimum distribution required under Code §401(a)(9) that is ineligible for rollover shall be made in accordance with IRS Notice 2007‑7, Q&A 17 and 18.

Roth IRA rollover. For distributions made after December 31, 2007, a Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code §408A(b).

(3)    Distributee. A "distributee" includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving Spouse and the Employee's or Former Employee's Spouse or former Spouse who is an Alternate Payee, are distributees with regard to the interest of the Spouse or former Spouse.

(4)    Direct rollover. A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the distributee.

(c)    Non-Spouse Beneficiary Rollover. For distributions after January 1, 2007, a non-Spouse Beneficiary who is a "designated beneficiary" under Code §401(a)(9)(E) and the Regulations thereunder, by a direct trustee‑to‑trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must be an "eligible rollover distribution."

(1)    Certain requirements not applicable. Any distribution made prior to January 1, 2010 is not subject to the "direct rollover" requirements of Code §401(a)(31) (including Code §401(a)(31)(B)), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c)).

(2)    Trust Beneficiary. If the Participant's named Beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a "designated Beneficiary."

(d)    Participant Notice. A Participant entitled to an eligible rollover distribution must receive a written explanation of his/her right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided no less than thirty (30) days and no more than 180 days (90 days for Plan Years beginning before January 1, 2007) before such distribution. The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year (without regard to the amount to be distributed from the Participant's Roth Elective Deferral Account) is expected to be less than $200. If the Plan does not take into account the Participant's Roth Elective Deferral Account in determining the $200 threshold, then the $200 threshold will apply separately to the Participant's Roth Elective Deferral Account.

6.15	RESTRICTIONS ON DISTRIBUTIONS OF ASSETS TRANSFERRED FROM A MONEY PURCHASE PLAN

Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's attainment of Normal Retirement Age, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post‑transfer earnings thereon) and liabilities that are transferred, within the meaning of Code §414(l), to this Plan from a money purchase pension plan qualified under Code §401(a) (other than any portion of those assets and liabilities attributable to after‑tax voluntary employee contributions or to a direct or indirect rollover contribution).

6.16    CORRECTIVE DISTRIBUTIONS

Nothing in this Article shall preclude the Administrator from making a distribution to a Participant, to the extent such distribution is made to correct a qualification defect in accordance with Section 9.13.

ARTICLE VII
AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1    AMENDMENT

(a)    General rule on Employer amendment. The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)    Permissible amendments without affecting reliance. The Employer may make the modifications described below without affecting reliance on the terms of the Plan. An Employer that amends the Plan for any other reason may not rely on the advisory letter that the terms of the Plan meet the qualification requirements of the Code. Permitted changes include: adding options permitted by the Plan; adding or deleting provisions that are optional under the volume submitter specimen plan; changing effective dates within the parameters of the volume submitter specimen plan; adding a list of benefits that must be preserved as protected benefits within the meaning of Code §411(d)(6) and the Regulations thereunder; amending provisions dealing with the administration of the Trust; a change to the name of the Plan, Employer, Trustee, Custodian, Administrator or any other fiduciary; the Plan Year; the Limitation Year (subject to the provisions of Section 1.63; amendments to conform to the requirements of Act Section 402(a) (relating to named fiduciaries), Act Section 503 (relating to claims procedures), or DOL Field Assistance Bulletin 2008-01 (relating to the duty to collect delinquent contributions); amendments to adjust the limitations under Code §§ 415, 402(g), 401(a)(17) and 414(q)(1)(B) to reflect annual cost-of-living increases; and the adoption of any sample or model amendment published by the IRS (or other required good‑faith amendments) which specifically provide that their adoption will not cause the plan to be treated as an individually designed plan for purposes of reliance.

(c)    Sponsoring practitioner amendments. The Employer (and every Participating Employer) expressly delegates authority to the sponsoring organization of this Volume Submitter Plan (i.e., the "volume submitter practitioner") the right to amend the Plan by submitting a copy of the amendment to each Employer (and Participating Employer) who has adopted this Volume Submitter Plan, after first having received a ruling or favorable determination from the Internal Revenue Service that the Volume Submitter Plan as amended qualifies under Code §401(a) (unless a ruling or determination is not required by the IRS). However, the volume submitter practitioner shall cease to have the authority to amend on behalf of an Employer that adopts an impermissible plan type or impermissible plan provision (as described in Section 24.03 of IRS Revenue Procedure 2011-49 and any subsequent guidance). The volume submitter practitioner will maintain a record of the Employers that have adopted the Plan, and the practitioner will make reasonable and diligent efforts to ensure that adopting Employers adopt new documents when necessary. This subsection supersedes other provisions of the Plan to the extent those other provisions are inconsistent with this subsection.

(d)    Impermissible amendments. No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates, or causes any reduction in the amount credited to the account of any Participant, or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(e)    Anti‑cutback restrictions. Except as permitted by Regulations (including Regulations §§1.411(d)-3 and 1.411(d)‑4) or other IRS guidance, no Plan amendment (including this Restatement) or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any Section 411(d)(6) protected benefit or adds or modifies conditions relating to Section 411(d)(6) protected benefits which results in a further restriction on such benefits unless such "Section 411(d)(6) protected benefits" are preserved in operation with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. The term "Section 411(d)(6) protected benefits" means benefits described in Code §411(d)(6)(A), early retirement benefits and retirement‑type subsidies, and optional forms of benefit. The preceding sentence applies even if the amendment adds a restriction or condition that is permitted under the vesting rules of Code §411(a)(3) through §411(a)(11). Notwithstanding the preceding provisions of this paragraph, a Participant's Account Balance may be reduced to the extent permitted under Code §412(d)(2) or to the extent permitted under Regulation §§1.411(d)-3 and 1.411(d)-4. An amendment which has the effect of decreasing a Participant's Account balance with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. The preceding shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account under a particular optional form of benefit if the amendment provides a single‑sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single‑sum distribution form is otherwise identical only if the single‑sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

7.2    TERMINATION

(a)    Termination of Plan. The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture.

(b)    Distribution of assets. Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Plan to Participants in a manner which is consistent with the provisions of Section 6.5 except that no Participant or spousal consent is required. Distributions to a Participant shall be made in cash or in property allocated to the Participant's Account or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of Section 411(d)(6) protected benefits in accordance with Section 7.1(e). For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Regulation §1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing Elective Deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to Elective Deferrals) from the Plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code §4975(e)(7) or Code §409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §457(b) or (f).

(c)    Abandoned plan. If the Employer, in accordance with DOL guidance, abandons the Plan, then the Trustee (or Insurer) or other party permitted to take action as a qualified terminal administrator, may terminate the Plan in accordance with applicable Department of Labor and IRS regulations and other guidance.

7.3    MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust, only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Section 411(d)(6) protected benefits in accordance with Section 7.1(e).

7.4    LOANS TO PARTICIPANTS

(a)    Permitted loans. The Trustee (or the Administrator if the Trustee is a nondiscretionary Trustee or if loans are treated as Participant directed investments pursuant to this Plan) may, in the Trustee's (or, if applicable, the Administrator's) sole discretion, make Plan loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount that is made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time. Furthermore, no Plan loan shall exceed a Participant's Vested interest in the Plan.

(b)    Prohibited assignment or pledge. An assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a Plan loan under this Section.

(c)    Loan program. The Administrator shall be authorized to establish a Participant Loan Program to provide for loans under the Plan. The Participant Loan Program shall be established in accordance with Department of Labor regulation §2550.408(b)‑1(d)(2) providing for loans by the Plan to parties‑in‑interest under this Plan, such as Participants or Beneficiaries. In order for the Administrator to implement such Participant Loan Program, a separate written document forming a part of this Plan must be adopted, which document shall specifically include, but need not be limited to, the following:

(1)    the identity of the person or positions authorized to administer the Participant loan program;

(2)    a procedure for applying for loans;

(3)    the basis on which loans will be approved or denied;

(4)    limitations, if any, on the types and amounts of loans offered;

(5)    the procedure under the program for determining a reasonable rate of interest;

(6)    the types of collateral which may secure a Participant loan; and

(7)    the events constituting default and the steps that will be taken to preserve Plan assets in the event such default.

Such Participant Loan Program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant Loan Program may be modified or amended in writing from time to time without the necessity of amending this Plan.

(d)    Loan default. Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a Plan loan made pursuant to this Section and such loan is secured by the Participant's interest in the Plan, then, to the extent provided in the Participant loan program, a Participant's interest may be offset by the amount subject to the security to the extent there is a distributable event permitted by the Code or Regulations.

(e)    Loans subject to Plan terms. Notwithstanding anything in this Section to the contrary, any Plan loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.

ARTICLE VIII
TOP‑HEAVY PROVISIONS

8.1    TOP‑HEAVY PLAN REQUIREMENTS

(a)    Top‑Heavy requirements. For any Top‑Heavy Plan Year, the Plan shall provide the special vesting requirements of Code §416(b) pursuant to Section 6.4 of the Plan and the minimum required allocation of Code §416(c) pursuant to Section 4.4(h) of the Plan.

(b)    Top‑Heavy exemption. Notwithstanding the provisions of the previous subsection, the Top‑Heavy Plan Year requirements of this Article and Code §416 shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code §401(k)(12) or, effective for Plan Years beginning on or after January 1, 2008, §401(k)(13), and matching contributions which meet the requirements of Code §401(m)(11) or, effective for Plan Years beginning on or after January 1, 2008, §401(m)(12).

8.2    DETERMINATION OF TOP‑HEAVY STATUS

(a)    Definition of Top‑Heavy Plan. This Plan shall be a Top‑Heavy Plan if any of the following conditions exists:

(1)    if the "top‑heavy ratio" for this Plan exceeds sixty percent (60%) and this Plan is not part of any "required aggregation group" or "permissive aggregation group";

(2)    if this Plan is a part of a "required aggregation group" but not part of a "permissive aggregation group" and the "top‑heavy ratio" for the group of plans exceeds sixty percent (60%); or

(3)    if this Plan is a part of a "required aggregation group" and part of a "permissive aggregation group" and the "top‑heavy ratio" for the "permissive aggregation group" exceeds sixty percent (60%).

(b)    Top‑heavy ratio. "Top‑heavy ratio" means, with respect to a "determination date":

(1)    If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code §408(k)) and the Employer has not maintained any defined benefit plan which during the 5‑year period ending on the "determination date" has or has had accrued benefits, the top‑heavy ratio for this plan alone or for the "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the "determination date" (including any part of any account balance distributed in the 1‑year period ending on the "determination date") (5‑year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or disability, and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1‑year period ending on the "determination date") (5‑year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or disability), both computed in accordance with Code §416 and the Regulations thereunder.

Both the numerator and denominator of the top‑heavy ratio are increased to reflect any contribution not actually made as of the "determination date," but which is required to be taken into account on that date under Code §416 and the Regulations thereunder.

(2)    If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5‑year period ending on the "determination date" has or has had any accrued benefits, the top‑heavy ratio for any "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the "determination date," and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the "determination date," all determined in accordance with Code §416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top‑heavy ratio are increased for any distribution of an accrued benefit made in the 1‑year period ending on the "determination date" (5‑year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or disability).

(3)    For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent "valuation date" that falls within or ends with the 12‑month period ending on the "determination date," except as provided in Code §416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 1‑year period ending on the "determination date" will be disregarded. The calculation of the top‑heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top‑heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the "determination dates" that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(4)    The calculation of top‑heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code §416 and the Regulations thereunder.

(c)    Determination date. "Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" means the last day of that Plan Year.

(d)    Permissive aggregation group. "Permissive aggregation group" means the "required aggregation group" of plans plus any other plan or plans of the Employer or any Affiliated Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(e)    Required aggregation group. "Required aggregation group" means: (1) each qualified plan of the Employer or any Affiliated Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding plan years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer or any Affiliated Employer which enables a plan described in (l) to meet the requirements of Code §401(a)(4) or Code §410.

(f)    Valuation Date. "Valuation date" means the date elected by the Employer as of which account balances or accrued benefits are valued for purposes of calculating the "top‑heavy ratio."

ARTICLE IX
MISCELLANEOUS

9.1    PARTICIPANT'S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

9.2    ALIENATION OF BENEFITS

(a)    General rule. Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.

(b)    Exception for loans from Plan to Participant. Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 7.4. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant's Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 2.10.

(c)    Exception for QDRO. Subsection (a) shall not apply to a qualified domestic relations order defined in Code §414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former Spouse of a Participant shall be treated as the Spouse or surviving Spouse for all purposes under the Plan.

(d)    Exception for certain debts to Plan. Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code §§401(a)(13)(C) and (D).

9.3    PLAN COMMUNICATIONS, INTERPRETATION AND CONSTRUCTION

(a)    Applicable laws. This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by federal law.

(b)    Single subsections. This Plan may contain single subsections. The existence of such single subsections shall not constitute scrivener's errors.

(c)    Separate Accounts. Unless otherwise specified by a particular provision, the term "separate account" does not require a separate fund, only a notational entry in a recordkeeping system.

(d)    Headings. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

(e)    Masculine and feminine. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

(f)    Singular and plural. Whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

(g)    Tense. Whenever any words are used herein in the past or present tense, they shall be construed as though they were also used in the other form in all cases where they would so apply.

(h)    Administrator's discretion. The Administrator has total and complete discretion to interpret and construe the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. Any determination the Administrator makes under the Plan is final and binding upon any affected person. The Administrator must exercise all of its Plan powers and discretion, and perform all of its duties in a uniform and nondiscriminatory manner.

(i)    Communications. All Participant or Beneficiary notices, designations, elections, consents or waivers must be made in a form the Administrator (or, as applicable, the Trustee or Insurer) specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period unless such actions are contrary to applicable law.

(j)    Evidence. Anyone, including the Employer, required to give data, statements or other information relevant under the terms of the Plan ("evidence") may do so by certificate, affidavit, document or other form which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Administrator, Trustee and Insurer are protected fully in acting and relying upon any evidence described under the immediately preceding sentence.

(k)    Plan terms binding. The Plan is binding upon all parties, including but not limited to, the Employer, Trustee, Insurer Administrator, Participants and Beneficiaries.

(l)    Parties to litigation. Except as otherwise provided by applicable law, a Participant or a Beneficiary is not a necessary party or required to receive notice of process in any court proceeding involving the Plan, the Trust or any Fiduciary. Any final judgment (not subject to further appeal) entered in any such proceeding will be binding upon all parties, including the Employer, the Administrator, Trustee, Insurer, Participants and Beneficiaries.

(m)    Fiduciaries not insurers. The Trustee, Administrator and the Employer in no way guarantee the Plan assets from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Plan. The liability of the Employer, the Administrator and the Trustee to make any distribution from the Trust at any time and all times is limited to the then available assets of the Trust.

(n)    Construction/severability. The Plan, the Trust and all other documents to which they refer, will be interpreted consistent with and to preserve tax qualification of the Plan under Code §401(a) and tax exemption of the Trust under Code §501(a) and also consistent with the Act and other applicable law. To the extent permissible under applicable law, any provision which a court (or other entity with binding authority to interpret the Plan) determines to be inconsistent with such construction and interpretation is deemed severed and is of no force or effect, and the remaining Plan terms will remain in full force and effect.

(o)    Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

9.4    LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.5    PROHIBITION AGAINST DIVERSION OF FUNDS

(a)    General rule. Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

(b)    Mistake of fact. In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act §403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)    Contribution conditioned on deductibility. Except as otherwise provided by a particular Plan provision (e.g., Section 4.1(e)), any contribution by the Employer to the Plan is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.6    EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.7    INSURER'S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.8    RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.9    ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.10    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The named Fiduciaries of this Plan are (1) the Employer, (2) the Administrator, (3) any discretionary Trustee, and (4) any Investment Manager appointed hereunder. The Employer may, however, modify the preceding sentence to add or remove named Fiduciaries. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under the Plan; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's funding policy and method; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. If the Trustee has discretionary authority, it shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.11    APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax‑exempt plan under Code §§401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year after the date the initial qualification is denied, and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

9.12    ELECTRONIC MEDIA

The Administrator may use any electronic medium to give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible under applicable law. A Participant or a Participant's Spouse, to the extent authorized by the Administrator, may use any electronic medium to make or provide any Beneficiary designation, election, notice, consent or waiver under the Plan, to the extent permissible under applicable law. Any reference in this Plan to a "form," a "notice," an "election," a "consent," a "waiver," a "designation," a "policy" or to any other Plan-related communication includes an electronic version thereof as permitted under applicable law. Notwithstanding the foregoing, any Participant or Beneficiary notices and consent that are required pursuant to the Code must satisfy Regulation §1.401(a)-21.

9.13    PLAN CORRECTION

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code §401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator's authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate Fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC.

ARTICLE X
PARTICIPATING EMPLOYERS

10.1    ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an Affiliated Employer or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer (e.g., a participation agreement signed by the Participating Employer). Except as specifically provided otherwise, the provisions of this Article shall apply to each Participating Employer, whether or not the Participating Employer is an Affiliated Employer.

10.2    REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)    Same provisions applicable to all Participating Employers. Each such Participating Employer shall be required to use the same Trustee as provided in this Plan, and each Participating Employer agrees to be bound by the terms of the Plan and Trust as adopted and maintained by the Employer that is the signatory to this Plan document. Any requirement set forth in the Plan that refers to the exclusive benefit rule shall be applied as if all Participating Employers (whether or not an Affiliated Employers) were one employer.

(b)    Holding and investing assets. The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)    Payment of expenses. Unless the Employer otherwise directs, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3    DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4    EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5    PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

Any contribution or Forfeiture subject to allocation shall be determined and allocated separately by each Participating Employer, and shall be allocated only among the Participants who are employed by the Employer or Participating Employer making the contribution or recognizing the Forfeiture. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

10.6    AMENDMENT

Any Participating Employer hereby authorizes the Employer to make amendments on its behalf, unless otherwise agreed among all affected parties.

10.7    DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Employer shall have the right to discontinue or revoke the participation in the Plan of any Participating Employer by providing 45 days’ notice to such Participating Employer. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any Section 411(d)(6) protected benefits as described in Section 7.1(e). If a separate plan has not been established, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8    ADMINISTRATOR'S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

ARTICLE XI
MULTIPLE EMPLOYER PROVISIONS

11.1	ELECTION AND OVERRIDING EFFECT

(a)    Non-Affiliated Employers Adopting the Plan. If an Employer that is not an Affiliated Employer adopts this Plan (as described in Section 10.1), then the provisions of this Article shall (1) apply to each such Participating Employer as of the Effective Date specified in its participation agreement and (2) supersede any contrary provisions in the Plan. If this Article applies, then the Plan shall be a multiple employer plan as described in Code §413(c). In this case, the Employer and each Participating Employer that is not an Affiliated Employer acknowledge that the Plan is a multiple employer plan subject to (1) the rules of Code §413(c) and the Regulations thereunder, which are hereby incorporated by reference, (2) specific annual reporting requirements, and (3) special application requirements when requesting a determination letter from the Internal Revenue Service regarding the qualified status of the Plan. The participation agreement must identify the Participating Employer and provide for the Participating Employer's signature.

11.2	PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON‑AFFILIATED EMPLOYERS

(a)    Separate status. The Administrator will apply the definition of Compensation and perform the tests listed in this Section, separately for each Participating Employer other than an Affiliated Employer of such Participating Employer. For this purpose, the Employees of each Participating Employer (and its Affiliated Employers), and their allocations and accounts, shall be treated as though they were in separate plan. Any correction action, such as additional contributions or corrective distributions, shall only affect the Employees of the Participating Employer (and its Affiliated Employers, if any). The tests subject to this separate treatment are:

(1)    The ADP Test.

(2)    The ACP Test.

(3)    Nondiscrimination testing described in Code §401(a)(4) and the applicable Regulations.

(4)    Coverage testing described in Code §410(b) and the Regulations.

(5)    Status as a Highly Compensated Employee under Section 1.55.

(b)    Joint status. Any requirement set forth in the Plan that refers to the exclusive benefit rule shall be applied as if all Participating Employers (whether or not an Affiliated Employers) were one employer. In addition, the following tests shall be performed for the Plan as whole, without regard to employment by a particular Participating Employer:

(1)    Applying the limitation on Annual Additions described in Section 4.9, including the related Compensation definition.

(2)    Applying the Code §402(g) limitation described in Section 4.2.

(3)    Applying the limit on Catch‑Up Contributions described in Section 4.2.

(4)    Applying the minimum participation requirements of Code §410(a).

11.3    TOP‑HEAVY APPLIED SEPARATELY

The Plan will apply the Top‑Heavy Plan provisions separately to each Participating Employer other than an Affiliated Employer of such Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top‑heavy under Section 8.1 or is entitled to the exemption described in such Section. For purposes of applying this Article to a Participating Employer, the Participating Employer and any entity which is an Affiliated Employer to that Participating Employer shall be the "Employer" for purposes of Section 8.1, and the terms "Key Employee" and "Non‑Key Employee" shall refer only to the Employees of that Participating Employer and/or its Affiliated Employers. If such a Participating Employer's separate plan is top-heavy, then:

(a)    Highest contribution rate. The Administrator shall determine the highest Key Employee contribution rate under Section 4.4(h) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer

(b)    Top‑Heavy minimum allocation. The Administrator shall determine the amount of any required top‑heavy minimum allocation separately for that separate plan under Section 4.4(h); and

(c)    Plan which will satisfy. The Participating Employer shall make any additional contributions Section 4.4(h) requires.

11.4    HIGHLY COMPENSATED EMPLOYEE STATUS

Status as a Highly Compensated Employee under Section 1.55 shall be determined separately with respect to each Participating Employer (and all its Affiliated Employers).

11.5    SERVICE

An Employee's service includes all Hours of Service and Years of Service with each Participating Employer (and all its Affiliated Employers). An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer (or any of its Affiliated Employers) has not separated from service and has not had a severance from employment.

11.6    REQUIRED MINIMUM DISTRIBUTIONS

If a Participant is a 5‑percent owner (under Section 6.8(e)(6)) of any Participating Employer for which the Participant is an Employee in the Plan Year the Participant attains age 70 1/2, then the Participant's required beginning date under Section 6.8 shall be the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 1/2.

11.7    COOPERATION AND INDEMNIFICATION

(a)    Cooperation. Each Participating Employer agrees to timely provide all information the Administrator deems necessary to ensure the Plan is operated in accordance with the requirements of the Code and the Act and will cooperate fully with the signatory Employer, the Plan, the Plan fiduciaries, and other proper representatives in maintaining the qualified status of the Plan. Such cooperation will include payment of such amounts into the Plan, to be allocated to employees of the Participating Employer, which are reasonably required to maintain the tax‑qualified status of the Plan.

(b)    Indemnity. Each Participating Employer will indemnify and hold harmless the Administrator, the signatory Employer and its subsidiaries; officers, directors, shareholders, employees, and agents of the signatory Employer; the Plan; the Trustees, Fiduciaries, Participants and Beneficiaries of the Plan, as well as their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney's fees and costs, whether or not suit is brought, as well as IRS plan disqualifications, other sanctions or compliance fees or DOL fiduciary breach sanctions and penalties) arising out of or relating to the Participating Employer's noncompliance with any of the Plan's terms or requirements; any intentional or negligent act or omission the Participating Employer commits with regard to the Plan; and any omission or provision of incorrect information with regard to the Plan which causes the Plan to fail to satisfy the requirements of a tax‑qualified plan.

11.8    INVOLUNTARY TERMINATION

The signatory Employer shall have the power to terminate the participation of any Participating Employer (hereafter the terminated employer") in this Plan. If and when the signatory Employer wishes to exercise this power, the following shall occur:

(a)    Notice. The signatory Employer shall give the terminated employer a notice of the signatory employer's intent to terminate the terminated employer's status as a Participating Employer of the Plan. The signatory Employer will provide such notice not less than thirty (30) days prior to the date of termination unless the signatory Employer determines that the interest of Plan Participants requires earlier termination.

(b)    Spin‑off. The signatory Employer shall establish a new defined contribution plan, using the provisions of this Plan with any modifications contained in the terminated employer's participation agreement, as a guide to establish a new defined contribution plan (hereinafter the "spin‑off plan"). The signatory Employer will direct the Trustee to transfer (in accordance with the rules of Code §414(l) and the provisions of Section 7.3) the Accounts of the Employees of the terminated employer to the spin‑off plan. The terminated employer shall be the administrator, and sponsor of the spin‑off plan. The trustee of the spin‑off plan shall be the person or entity designated by the terminated employer, or, in the absence of any such designation, the chief executive officer of the terminated employer. If state law prohibits the terminated employer from serving as Trustee, the Trustee is the president of a corporate terminated employer, the managing partner of a partnership terminated employer, the managing member of a limited liability company terminated employer, the sole proprietor of a proprietorship terminated employer, or in the case of any other entity type, such other person with title and responsibilities similar to the foregoing. However, the signatory Employer shall have the option to designate an appropriate financial institution as Trustee instead if necessary to protect the interest of the Participants. The signatory Employer shall have the authority to charge the terminated employer or the Accounts of the Employees of the terminated employer a reasonable fee to pay the expenses of establishing the spin‑off plan.

(c)    Transfer. The terminated employer, in lieu of creation of the spin‑off plan under (b) above, has the option to elect a transfer alternative in accordance with this subsection (c). If the terminated employer selects this option, the Administrator shall transfer (in accordance with the rules of Code §414(l) and the provisions of Section 7.3) the Accounts of the Employees of the terminated employer to a qualified plan the terminated employer maintains. To exercise this option, the terminated employer must deliver to the signatory Employer or Administrator in writing the name and other relevant information of the transferee plan and must provide such assurances that the Administrator shall reasonably require to demonstrate that the transferee plan is a qualified plan.

(d)    Participants. The Employees of the terminated employer shall cease to be eligible to accrue additional benefits under the Plan with respect to Compensation paid by the terminated employer, effective as of the date of termination. To the extent that these Employees have accrued but unpaid contributions as of the date of termination, the terminated employer shall pay such amounts to the Plan or the spin‑off plan no later than thirty (30) days after the date of termination, unless the terminated employer effectively selects the Transfer option under subsection (c) above.

(e)    Consent. By its signature on the participation agreement, the terminated employer specifically consents to the provisions of this Article and agrees to perform its responsibilities with regard to the spin‑off plan, if necessary.

11.9    VOLUNTARY TERMINATION

A Participating Employer (hereafter "withdrawing employer") may voluntarily withdraw from participation in this Plan at any time. If and when a withdrawing employer wishes to withdraw, the following shall occur:

(a)    Notice. The withdrawing employer shall inform the signatory Employer and the Administrator of its intention to withdraw from the Plan. The Withdrawing Employer must give the notice not less than thirty (30) days prior to the effective date of its withdrawal.

(b)    Procedure. The withdrawing employer and the signatory Employer shall agree upon procedures for the orderly withdrawal of the withdrawing employer from the plan. Such procedures may include any of the optional spin‑off or transfer options described in the preceding Section.

(c)    Costs. The withdrawing employer shall bear all reasonable costs associated with withdrawal and transfer under this Section.

(d)    Participants. The Employees of the withdrawing employer shall cease to be eligible to accrue additional benefits under the Plan as to Compensation paid by the withdrawing employer, effective as of the effective date of withdrawal. To the extent that such Employees have accrued but unpaid contributions as of the effective date of withdrawal, the withdrawing employer shall contribute such amounts to the Plan or the spin‑off plan promptly after the effective date of withdrawal, unless the accounts are transferred to a qualified plan the withdrawing employer maintains.

ARTICLE XII
EMPLOYER STOCK OWNERSHIP PLAN

12.1    PURPOSE

The portion of the Plan invested in Jack Henry Common Stock (“Employer Securities”) will constitute an “employee stock ownership plan” (“ESOP”) within the meaning of Section 4975(e)(7) of the Code, Treasury Regulation Section 1.401-1(b)(1)(ii), and Section 407(d) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The ESOP portion is intended to be treated as a tax-qualified stock bonus plan which satisfies the requirements of Section 401(a) and Section 4975(e)(7) and Section 407(d)(6) of ERISA. The ESOP is designed to invest primarily in Employer Securities during such time as such stock constitutes “qualifying employer securities” within the meaning of Section 4975(e)(8) of the Code.

12.2    ESOP ACCOUNT

The ESOP Account is composed solely of the portion of the Participant’s Account invested in Jack Henry Common Stock. In addition to all other items that are required under this Article XII, each Participant’s Account shall be separated for recordkeeping purposes to show the portion of such Account that reflects contributions and forfeitures allocated to and other amounts held under the ESOP Account, and the portion of such Account that reflects contributions and forfeitures allocated to and other amounts held under all other Accounts in the Plan.

12.3    EFFECT ON OTHER PLAN SECTIONS

Except to the extent indicated in this Article XII, each provision of the ESOP shall apply to the ESOP Account and all other Accounts as if they were one type of plan. To the extent that any provision of the ESOP shall be designated to apply specifically to the ESOP Account, it shall not apply to the other Accounts in the Plan; similarly, any provision designated to apply specifically to the other Accounts in the Plan shall not apply to the ESOP Account.

12.4    DISTRIBUTION IN CASH OR QUALIFYING EMPLOYER SECURITIES

Except as provided herein, any distribution from the ESOP Account may be made in cash or in Employer Securities. A Participant or Beneficiary shall have the right to elect that his or her benefits be distributed in the form of Employer Securities (except that the value of any fractional shares shall be paid in cash); in such case, any distribution will consist of both cash and Employer Securities, with the amount distributed in the form of Employer Securities being equal to the shares of Employer Securities in the ESOP Account of the Participant’s Account. Any such election may be made at any time after the Participant or Beneficiary has become eligible for benefits, except that a Participant or Beneficiary may at any time waive any right he or she has to make such an election. Unless an election is made by a Participant or Beneficiary to have benefits distributed in the form of Employer Securities, any distribution will consist entirely of cash.

12.5    DISTRIBUTION FROM THE ESOP ACCOUNT

A Participant shall have full power and authority to select the method of payment of his or her benefits hereunder from the options listed in Section 6.5 herein, and to designate in writing the method of distribution of any of his or her benefits. If the Participant elects the installment form of distribution but fails to specify a number of installments, the distribution will occur in the form of a lump sum payment. This provision is intended to satisfy Code Section 409(o) which requires that unless the Participant elects a longer distribution period, installment distributions from an ESOP must consist of approximately equal installments over a period not to exceed the greater of (i) five (5) years or, (ii) in the case of a Participant with an ESOP Component Account Balance in excess of the 409(o) account balance threshold, five (5) years plus one (1) additional year or fraction thereof for each 409(o) annual increment by which such ESOP Component Account Balance exceeds the 409(o) account balance threshold. “409(o) account balance threshold” means Eight Hundred Thousand and No/100 ($800,000.00) Dollars (as adjusted annually by the Secretary of the Treasury under Section 409(o)(2) of the Code; and “409(o) annual increment” means One Hundred Sixty Thousand and No/100 ($160,000.00) Dollars (as adjusted annually by the Secretary of the Treasury under Section 409(o)(2) of the Code).

Once the Participant makes an election for distribution, the Plan Administrator cannot delay the time at which benefits will be distributed or the time at which distributions will commence from the ESOP Component of a Participant’s Account beyond one (1) year after the close of the Plan Year:

(a)    in which the Participant separates from service by reason of the attainment of normal retirement age, disability or death; or

(b)    which is the fifth (5th) Plan Year following the Plan Year in which the Participant separates from service for any reason other than attainment of normal retirement age, disability or death, provided that no distribution shall be made if the Participant is reemployed before the distribution is required to be made under this subparagraph.

12.6    DIVERSIFICATION RIGHTS

The Participant is responsible for the investment of the Participant’s Account. Participants are permitted to invest among only those investment alternatives made available in the Plan. Except as restricted by law, transfers are permitted into and out of the ESOP Account without restriction under normal Plan administrative procedures.

12.7    VOTING EMPLOYER SECURITIES

The Trustee shall vote all Employer Securities held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Employer Securities pledged as security for any obligation of the Plan, then such shares of Employer Securities shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Employer Securities as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Employer Securities and shall consider the Administrator's failure or refusal to give timely instructions as an exercise of the Administrator's rights and a directive to the Trustee not to vote said Employer Securities.

Notwithstanding the foregoing, if the Employer has a registration‑type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Employer Securities which is entitled to vote and which is allocated to the ESOP Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration‑type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Employer Securities which are allocated to the ESOP

Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration‑type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration‑type class of securities and the by‑laws of the Employer require the Plan to vote an issue in a manner that reflects a one‑man, one‑vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

12.8    DIVIDENDS

(a) Dividend Distribution Options. If the Employer declares dividends on the Employer Securities, each Participant who has an interest under the ESOP Account of the Plan shall be permitted to elect that, with respect to any cash dividends paid on Employer Securities held in the ESOP Account of his or her Participant Account, either such dividends

(1) shall be paid to the Plan and then distributed to the Participant in cash not later than 90 days after the close of the Plan Year in which the dividends are paid by the Employer; or

(2) shall be paid to the Plan and reinvested in Employer Securities with the increased value allocable to the Participant’s Account. If the Participant fails to make an affirmative election with respect to any such dividends, the Participant shall be deemed to have elected that such dividends be paid to the Plan and reinvested in Employer Securities.

(b) Dividend Distribution Election Procedures. The Employer shall notify each Participant so that: (1) each Participant is given a reasonable opportunity before a dividend is paid or distributed in which to make the election; (2) each Participant has a reasonable opportunity to change a dividend election at least annually, and (3) if there is a change in the Plan terms governing the manner in which the dividends are paid or distributed, each Participant is given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first dividend subject to the new plan terms is paid or distributed.

(c) Vesting of Dividends. A Participant shall at all times be 100% vested in any cash dividend paid on the Employer Securities held for such Participant in the Fund. If dividends are reinvested, a Participant shall at all times be 100% vested in the part of his or her Participant Account attributable to such reinvested dividends.

IN WITNESS WHEREOF, this Plan has been executed this 19th day of April, 2016.

SIGNATURE(S)

JACK HENRY & ASSOCIATES, INC.
/s/ Kevin D. Williams
EMPLOYER